Exhibit 4.1

ACCURAY INCORPORATED

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

INDENTURE

Dated as of May 13, 2021

3.75% CONVERTIBLE SENIOR NOTES DUE 2026

-i-

4.09	Additional Interest	31

V. SUCCESSORS

5.01	When Company May Merge, etc.	32
5.02	Successor Substituted	32

VI. DEFAULTS AND REMEDIES

6.01	Events of Default	33
6.02	Acceleration	35
6.03	Other Remedies	36
6.04	Waiver of Past Defaults	36
6.05	Control by Majority	37
6.06	Limitation on Suits	37
6.07	Rights of Holders to Receive Payment and to Convert Securities	37
6.08	Collection Suit by Trustee	38
6.09	Trustee May File Proofs of Claim	38
6.10	Priorities	38
6.11	Undertaking for Costs	39

VII. TRUSTEE

7.01	Duties of Trustee	39
7.02	Rights of Trustee	40
7.03	Individual Rights of Trustee	41
7.04	Trustee’s Disclaimer	42
7.05	Notice of Defaults	42
7.06	Reports by Trustee to Holders	42
7.07	Compensation and Indemnity	42
7.08	Replacement of Trustee	43
7.09	Successor Trustee by Merger, etc.	44
7.10	Eligibility; Disqualification	44
7.11	Preferential Collection of Claims Against Company	44

VIII. DISCHARGE OF INDENTURE

8.01	Termination of the Obligations of the Company	45
8.02	Application of Trust Money	45
8.03	Repayment to Company	45
8.04	Reinstatement	45

IX. AMENDMENTS

9.01	Without Consent of Holders	46
9.02	With Consent of Holders	47
9.03	Revocation and Effect of Consents	48
9.04	Notation on or Exchange of Securities	49

-ii-

9.05	Trustee Protected	49
9.06	Effect of Supplemental Indentures	49

X. CONVERSION

10.01	Conversion Privilege	49
10.02	Conversion Procedure and Payment Upon Conversion	52
10.03	Cash in lieu of Fractional Shares	56
10.04	Taxes on Conversion	56
10.05	Company to Provide Common Stock	56
10.06	Adjustment of Conversion Rate	57
10.07	No Adjustment	65
10.08	Other Adjustments	66
10.09	Adjustments for Tax Purposes	66
10.10	Notice of Adjustment	67
10.11	Notice of Certain Transactions	67
10.12	Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege	67
10.13	Conversion Agent and Trustee’s Disclaimer	69
10.14	Rights Distributions Pursuant to Stockholders’ Rights Plans	69
10.15	Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection With Make-Whole Fundamental Changes or During a Redemption Period	70

XI. CONCERNING THE HOLDERS

11.01	Action by Holders	73
11.02	Proof of Execution by Holders	73
11.03	Persons Deemed Absolute Owners	74

XII. HOLDERS’ MEETINGS.

12.01	Purpose of Meetings	74
12.02	Call of Meetings by Trustee	74
12.03	Call of Meetings by Company or Holders	75
12.04	Qualifications for Voting	75
12.05	Regulations	75
12.06	Voting	76
12.07	No Delay of Rights by Meeting	76

XIII. MISCELLANEOUS

13.01	Notices	76
13.02	Certificate and Opinion as to Conditions Precedent	78
13.03	Statements Required in Certificate or Opinion	78
13.04	Communication by Holders with Other Holders	78
13.05	Rules by Trustee and Agents	78
13.06	Legal Holidays	79

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13.07	Duplicate Originals	79
13.08	Governing Law	79
13.09	No Adverse Interpretation of Other Agreements	80
13.10	Successors	80
13.11	Separability	80
13.12	Table of Contents, Headings, etc.	80
13.13	Calculations in Respect of the Securities; Adjustment of Prices	80
13.14	No Personal Liability of Directors, Officers, Employees or Stockholders	81
13.15	Force Majeure	81
13.16	Foreign Account Tax Compliance Act (FATCA)	81
13.17	ELECTRONIC COMMUNICATION	82

Exhibit A	-	Form of Global Security

Exhibit B-1A	-	Form of Private Placement Legend (Securities)

Exhibit B-1B	-	Form of Private Placement Legend (Common Stock)

Exhibit B-2	-	Form of Legend for Global Security

-iv-

INDENTURE, dated as of May 13, 2021, between Accuray Incorporated, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 3.75% Convertible Senior Notes due 2026 (the “Securities”).

I. DEFINITIONS AND INCORPORATION BY REFERENCE

1.01 DEFINITIONS.

“Additional Interest” means all amounts, if any, payable pursuant to Sections 4.09(A), 4.09(B) and 6.02(B), as applicable.

“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For this purpose, “control” shall mean the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise.

“Applicable Law” has the meaning set forth in Section 13.16.

“Asset Sale Make-Whole Fundamental Change” means a sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (but excluding any of the Company’s Subsidiaries), other than a sale, transfer, lease, conveyance or other disposition that constitutes a Listed Stock Business Combination.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Securities in accordance with Section 10.01(B)(ii). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“Cash Settlement Averaging Period” means, (i) with respect to any Conversion Date occurring on or after March 1, 2026, the sixty (60) consecutive Trading Day period beginning on, and including, the sixty-first (61st) Scheduled Trading Day immediately preceding the Maturity Date; (ii) subject to clause (i), if the relevant Conversion Date occurs during a Redemption Period, the sixty (60) consecutive Trading Days beginning on, and including, the sixty-first (61st) Scheduled Trading Day immediately preceding the relevant Redemption Date; and (iii) in all other cases, the sixty (60) consecutive Trading Day period beginning on, and including, the second (2nd) Trading Day immediately following the relevant Conversion Date.

“Change in Control” shall be deemed to have occurred at such time as:

(a) any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s Voting Stock;

(b) (i) the Company consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Company or (ii) there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (but excluding any of the Company’s Subsidiaries), unless:

(1) in the case of a transaction described in subclause (i) or subclause (ii) in clause (b) above, both of the following conditions are satisfied: (x) at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation, merger, sale, transfer, lease, conveyance or other disposition consists of common stock and any associated rights listed and traded on The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) (or which will be so listed and traded when issued or exchanged in connection with such consolidation, merger, sale, transfer, lease, conveyance or other disposition); and (y) as a result of such consolidation, merger, sale, transfer, lease, conveyance or other disposition, the Securities become convertible into solely such consideration (subject to the Company’s right to pay cash in respect of all or a portion of its conversion obligation as described in Section 10.02(A)) (such a consolidation, merger, sale, transfer, lease, conveyance or other disposition that satisfies the conditions set forth in this clause (b)(1), a “Listed Stock Business Combination”); or

(2) in the case of a transaction described in subclause (i) in clause (b) above, the Persons that “beneficially owned” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger, “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

(c) the Company is liquidated or dissolved or holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.

“close of business” means 5:00 p.m., New York City time.

“Closing Sale Price” on any date means the per share price of the Common Stock on such date, determined (i) on the basis of the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal U.S. national or regional securities exchange on which shares of Common Stock are listed; or (ii) if shares of Common Stock are not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the “Closing Sale Price” shall be the price determined by a nationally recognized independent investment banking firm retained by the Company for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord, in an arms-length transaction, for a share of Common Stock.

“Code” has the meaning set forth in Section 13.16.

“Common Stock” means the common stock, par value $0.001 per share, of the Company at the date of this Indenture, subject to Section 10.12.

“Common Stock Change Make-Whole Fundamental Change” means any transaction or series of related transactions (other than a consolidation or merger that constitutes a Listed Stock Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.

“Company” means the party named as such in the recitals above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Company Order” means a written request or order signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or any Vice President and its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Conversion Date” with respect to a Security means the date on which a Holder satisfies all the requirements for such conversion specified in the first paragraph of Section 10.02(A).

“Conversion Notice” means a “Conversion Notice” in the form attached as Attachment 2 to the form of Security attached hereto as Exhibit A.

“Conversion Price” means, as of any date of determination, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

“Conversion Rate” shall initially be 170.5611 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Article X.

“Conversion Trigger Price” means, as of any date of determination, the dollar amount derived by multiplying the Conversion Price in effect on such date by 130%.

“Conversion Value” per $1,000 principal amount of Securities on each Trading Day in the Security Measurement Period is the product of the Closing Sale Price per share of the Common Stock on that Trading Day and the Conversion Rate in effect on that Trading Day.

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office as of the date hereof is located at 2 North LaSalle Street, Suite 700, Chicago, IL 60602, Attention: Corporate Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Daily Conversion Value” means, for each of the sixty (60) consecutive Trading Days in the Cash Settlement Averaging Period, one-sixtieth (1/60th) of the product of (i) the applicable Conversion Rate and (ii) the Volume-Weighted Average Price of the Common Stock on such Trading Day.

“Daily Settlement Amount” for each of the sixty (60) consecutive Trading Days in the Cash Settlement Averaging Period, shall consist of (x) cash equal to the lesser of (i) the Specified Cash Amount, divided by sixty (60) (such quotient being referred to as the “Daily Measurement Value”) and (ii) the Daily Conversion Value for such Trading Day; and (y) to the extent the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Volume-Weighted Average Price of the Common Stock on such Trading Day.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Effective Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, respectively, reflecting the transaction.

“Ex-Date” means the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fundamental Change” shall be deemed to occur upon the occurrence of either a Change in Control or a Termination of Trading. If any transaction in which the Common Stock is replaced by the equity securities of another entity occurs, following completion of any related Make-Whole Conversion Period (or, in the case of a Listed Stock Business Combination that would otherwise have been a Fundamental Change or a Make-Whole Fundamental Change, following the effective date of such transaction) references to the Company in the relevant definitions of Fundamental Change and Make-Whole Fundamental Change (and their constituent definitions) shall instead be references to such other entity.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest Payment Date” means June 1 and December 1 of each year, beginning on December 1, 2021.

“Issue Date” means May 13, 2021.

“Make-Whole Fundamental Change” means an Asset Sale Make-Whole Fundamental Change or a Common Stock Change Make-Whole Fundamental Change.

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which shares of Common Stock or the relevant securities are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for shares of Common Stock or the relevant securities for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of Common Stock (or the relevant securities) or in any options contracts or futures contracts relating to shares of Common Stock (or the relevant securities).

“Maturity Date” means June 1, 2026.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, and Senior Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company. The Officer giving an Officer’s Certificate pursuant to Section 4.04 shall be the principal executive, financial or accounting officer of the Company.

“Officer’s Certificate” means a certificate signed by one Officer of the Company.

“open of business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.

“Optional Redemption” shall have the meaning specified in Section 3.01.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Private Placement Term Sheet” means the pricing term sheet dated May 6, 2021, relating to the offering and sale of the Securities.

“Purchase Notice” means a “Purchase Notice” in the form attached as Attachment 3 to the form of Security attached hereto as Exhibit A.

“record date” means, unless the context requires otherwise, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Record Date” for interest payable in respect of any Security on any Interest Payment Date means the May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Redemption Date” shall have the meaning specified in Section 3.01(B).

“Redemption Notice” shall have the meaning specified in Section 3.01(B).

“Redemption Notice Date” means the date on which a Redemption Notice is delivered pursuant to Section 3.01(B).

“Redemption Period” means the period from, and including, the relevant Redemption Notice Date until the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date or, if the Company fails to pay the Redemption Price, until the Scheduled Trading Day immediately preceding the date on which the Redemption Price has been paid or duly provided for.

“Redemption Price” means, for any Securities to be redeemed pursuant to Section 3.01, 100% of the aggregate principal amount of such Securities, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Securities as of the close of business on such Record Date, and the Redemption Price will be equal to 100% of the aggregate principal amount of such Securities).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request, and conclusively rely on, an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

“Rule 144A” means Rule 144A under the Securities Act.

“Scheduled Trading Day” means, with respect to shares of Common Stock or any other security, a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which shares of Common Stock or the relevant securities are listed or admitted for trading. If shares of Common Stock or the relevant securities are not so listed or admitted for trading, “Scheduled Trading Day” means any Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Agent” means any Registrar, Paying Agent, Bid Solicitation Agent, Conversion Agent or co-registrar or co-agent.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02(w) of Regulation S-X promulgated by the Commission.

“Subsidiary” means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other Person (other than a corporation) in which the Company, one or more of its subsidiaries, or the Company and one or more of its subsidiaries, directly or indirectly, at the date of determination thereof, own at least a majority ownership interest.

“Termination of Trading” shall be deemed to occur if shares of Common Stock (or other common stock into which the Securities are then convertible (subject to the Company’s right to pay cash in respect of all or a portion of its conversion obligation as described in Section 10.02(A))) are not listed for trading on The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended and in effect from time to time.

“Trading Day,” except for determining amounts due upon conversion pursuant to Section 10.02, means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if the Common Stock (or such other security) is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Closing Sale Price (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion pursuant to Section 10.02 only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The Nasdaq Global Select Market or, if the Common Stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Securities on any Trading Day means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers the Company selects; provided that if the Bid Solicitation Agent can reasonably obtain only two such bids, then the average of such two bids shall instead be used, and if the Bid Solicitation Agent can reasonably obtain only one such bid, then such single bid shall be used; and provided, further, that if, on any Trading Day, the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2.0 million principal amount of the Securities from an independent nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities shall be deemed to be equal to 98% of the Conversion Value on such Trading Day.    If (i) the Company is not acting as Bid Solicitation Agent and it does not instruct the Bid Solicitation Agent to obtain bids when required pursuant to Section 10.01(B)(ii), or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination, or (ii) the Company is acting as Bid Solicitation Agent and the Company fails to determine the Trading Price when required pursuant to Section 10.01(B)(ii), then, in each case, the “Trading Price” per $1,000 principal amount of Securities shall be deemed to be equal to 98% of the Conversion Value of the Securities on each Trading Day of such failure.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent trustee.

“Volume-Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page ARAY <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day, or, if such price is not available, the “Volume-Weighted Average Price” means the market value per share of Common Stock on such Trading Day as determined by a nationally recognized investment banking firm retained for this purpose by the Company.

“Voting Stock” of any Person means the total outstanding voting power of all classes of Capital Stock of such Person entitled to vote generally in the election of directors of such Person.

1.02 OTHER DEFINITIONS.

Term	Defined in Section
“Additional Interest Notice”	4.09(D)
“Additional Securities”	2.02
“Applicable Price”	10.15(D)
“Authorized Officer”	13.17
“Bankruptcy Law”	6.01
“Business Day”	13.06
“Clause A Distribution”	10.06(c)
“Clause B Distribution”	10.06(c)
“Clause C Distribution”	10.06(c)
“Common Stock Private Placement Legend”	2.17
“Conversion Agent”	2.03
“Custodian”	6.01
“Daily Measurement Value”	1.01
“Distributed Property”	10.06(c)
“Electronic Means”	13.17
“Event of Default”	6.01
“Full Physical Settlement”	10.02(C)
“Full Physical Settlement Election”	10.02(C)
“Fundamental Change Notice”	3.02(B)
“Fundamental Change Repurchase Date”	3.02(A)
“Fundamental Change Repurchase Price”	3.02(A)
“Fundamental Change Repurchase Right”	3.02(A)
“Global Security”	2.01
“Instructions”	13.17
“Legal Holiday”	13.06
“Legend Removal Deadline”	4.09(B)
“Listed Stock Business Combination”	1.01
“Make-Whole Applicable Increase”	10.15(B)
“Make-Whole Conversion Period”	10.15(A)

“Mandatory Exchange”	2.17(C)
“Maximum Conversion Rate”	10.15(B)
“Merger Event”	10.12
“Net Share Settlement”	10.02(B)
“Net Share Settlement Election”	10.02(B)
“Participants”	2.15(A)
“Paying Agent”	2.03
“Physical Securities”	2.01
“Reference Property”	10.12
“Registrar”	2.03
“Repurchase Upon Fundamental Change”	3.02(A)
“Resale Restriction Termination Date”	2.17
“Securities”	Preamble
“Security Measurement Period”	10.01(B)(ii)
“Security Private Placement Legend”	2.17
“Specified Cash Amount”	10.02(A)
“Spin-Off”	10.06(c)
“Trading Price Condition”	10.01(B)(ii)
“Trigger Event”	10.06(c)

1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture as if, with respect to such provision, this Indenture were qualified under the TIA.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any successor.

All other terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

1.04 RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;

(iii) “or” is not exclusive;

(iv) “including” means “including without limitation”;

(v) words in the singular include the plural and in the plural include the singular;

(vi) provisions apply to successive events and transactions;

(vii) the term “interest” means any interest payable under the terms of the Securities, including Additional Interest, if any, payable pursuant to Sections 4.09(A), 4.09(B) and 6.02(B), unless the context otherwise requires;

(viii) the term “principal” means the principal of any Security payable under the terms of such Securities, unless the context otherwise requires;

(ix) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

(x) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

Unless the context otherwise requires, any reference to interest on, or in respect of, any Security in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Sections 4.09(A), 4.09(B) and 6.02(B). Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

II. THE SECURITIES

2.01 FORM AND DATING.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that such notations, legends or endorsements are in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication.

Securities shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (each, a “Global Security”), deposited with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or a nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in Exhibits B-1A and B-2. The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, upon the occurrence of which the Trustee shall make a corresponding adjustment on the “Schedule of Exchanges of Interests in the Global Security” attached thereto, as hereinafter provided.

Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (“Physical Securities”) and, if applicable, bearing any legends required by Section 2.17.

2.02 EXECUTION AND AUTHENTICATION.

One duly authorized Officer shall sign the Securities for the Company by manual, electronic or facsimile signature.

A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

A Security shall not be valid until duly authenticated by the manual, electronic or facsimile signature signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon a written order of the Company signed by one Officer of the Company, the Trustee shall authenticate Securities for original issue on the date of this Indenture in the form of one Global Security bearing the Security Private Placement Legend required by Section 2.17, in the aggregate principal amount of $100,000,000.

The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000, subject to the immediately succeeding paragraph and except for Securities authenticated and delivered in lieu of mutilated, lost, destroyed or stolen Securities pursuant to Section 2.07.

The Company may, without the consent of Holders of the Securities, increase the aggregate principal amount of Securities by issuing additional Securities (“Additional Securities”) in an unlimited aggregate principal amount in the future on the same terms and conditions (except for any difference in the issue date, issue price, interest accrued prior to the issue date of the Additional Securities and, if applicable, restrictions on transfer with respect to such Additional Securities), and with the same CUSIP number as the Securities initially issued hereunder on the Issue Date; provided that if such Additional Securities are not fungible with the Securities issued hereunder for U.S. federal income tax or securities law purposes, such Additional Securities will have one or more separate CUSIP numbers. The Securities initially issued hereunder and any such Additional Securities shall rank equally and ratably and shall be treated as a single series of debt securities for all purposes under this Indenture, except as set forth in the immediately preceding sentence.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent so appointed has the same rights as a Securities Agent to deal with the Company and its Affiliates.

The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

2.03 REGISTRAR, PAYING AGENT, BID SOLICITATION AGENT AND CONVERSION AGENT.

The Company shall maintain, or shall cause to be maintained, (i) an office or agency located in the United States, where Securities may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency located in the United States, where Securities may be presented for payment (“Paying Agent”) and (iii) an office or agency located in the United States, where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The Company may vary or terminate the appointment of the Paying Agent, Bid Solicitation Agent, Registrar, Conversion Agent or Custodian, and may approve any change in the office through which any Registrar or any Paying Agent or Conversion Agent acts, so long as such office is located in the United States. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture. Such agency agreement shall implement the provisions of this Indenture that relate to such Securities Agent. The Company shall notify the Trustee of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Registrar, Conversion Agent and Custodian.

2.04 PAYING AGENT TO HOLD MONEY IN TRUST.

Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds so paid by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

2.05 HOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders appearing in the security register of the Registrar.

2.06 TRANSFER AND EXCHANGE.

Subject to Sections 2.15 and 2.16, where Securities are presented by or on behalf of a Holder to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request or upon the Trustee’s receipt of a Company Order therefor. The Company, the Registrar or the Trustee, as the case may be, shall not be required to register the transfer of or exchange (i) any Security surrendered for conversion or, if a portion of any Security is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Security, or a portion of any Security, for which the Holder has delivered, and not validly withdrawn, a Purchase Notice in accordance with this Indenture, except with respect to the portion of any Security not being repurchased or (iii) any Security selected for redemption in accordance with Section 3.01, except the unredeemed portion of any Security being redeemed in part.

No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Sections 2.07, 2.10, 3.01, 3.02, 9.04 or 10.02, not involving any transfer.

2.07 REPLACEMENT SECURITIES.

If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or stolen, the Company shall issue and the Trustee shall authenticate, at the Holder’s expense, a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the mutilation, loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a mutilated, lost, destroyed or stolen Security, if required by the Trustee or the Company, indemnity (including in the form of a bond) must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to indemnify and hold harmless the Company, the Trustee or any Securities Agent from any loss that any of them may suffer if such Security is replaced.

In case any such mutilated, lost, destroyed or stolen Security has become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amounts due in respect of such Security as provided hereunder.

Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

2.08 OUTSTANDING SECURITIES.

Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

If the Paying Agent (in the case of a Paying Agent other than the Company) holds on a Fundamental Change Repurchase Date, a Redemption Date or the Maturity Date money sufficient to pay the aggregate Fundamental Change Repurchase Price, Redemption Price or principal amount (plus accrued and unpaid interest, if any) as the case may be, with respect to all Securities to be repurchased, redeemed or paid on such Fundamental Change Repurchase Date, Redemption Date or Maturity Date, as the case may be, in each case, payable as herein provided on such Fundamental Change Repurchase Date, Redemption Date or Maturity Date, then (unless there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price, Redemption Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, then on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed to be paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Fundamental Change Repurchase Price, Redemption Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture.

If a Security is converted in accordance with Article X then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable and/or deliverable hereunder upon such conversion (except that any such Security will remain outstanding for the purpose of receiving any interest or other amounts due following such conversion as set forth in this Indenture), and the converting Holder shall not be liable for payment of any such amounts except as set forth in the Indenture.

2.09 SECURITIES HELD BY THE COMPANY OR AN AFFILIATE.

In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an Affiliate of any such other obligor. In case of a dispute as to whether the pledgee has established the foregoing, any decision by the Trustee taken upon the advice of counsel shall provide full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01 and Section 7.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

2.10 TEMPORARY SECURITIES.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order therefor, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order therefor, shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

2.11 CANCELLATION.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent (if other than the Trustee) shall forward to the Trustee any Securities surrendered to them by Holders for transfer, exchange, payment or conversion. Such Securities surrendered to the Trustee for cancellation may not be reissued or resold, and the Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article X. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedure for the disposal of cancelled securities, and certification of such disposal shall be delivered by the Trustee to the Company, upon the Company’s written request, unless the Company shall, by a Company Order, direct that cancelled Securities be returned to it.

2.12 DEFAULTED INTEREST.

If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the Persons who are Holders on a subsequent special record date. The Company shall fix such special record date and payment date. At least fifteen (15) calendar days before the special record date, the Company shall mail to Holders and to the Trustee, in the form of an Officer’s Certificate, a notice that states the special record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.12.

2.13 CUSIP NUMBERS.

The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; and provided further that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

2.14 DEPOSIT OF MONEYS.

Prior to 11:00 A.M., New York City time, on each Interest Payment Date, the Maturity Date, any Redemption Date or any Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such Interest Payment Date, the Maturity Date, such Redemption Date or such Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, the Maturity Date, such Redemption Date or such Fundamental Change Repurchase Date, as the case may be.

If any Interest Payment Date, the Maturity Date or any Fundamental Change Repurchase Date falls on a date that is not a Business Day, the payment due on such Interest Payment Date, the Maturity Date or such Fundamental Change Repurchase Date, as the case may be, shall be postponed until the next succeeding Business Day, and no interest or other amount shall accrue as a result of such postponement.

2.15 BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

(A) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of the Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in Section 2.17 (subject to Section 2.02).

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(B) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, one or more Physical Securities shall be transferred to beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Security, or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act, and, in either case, a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the beneficial owner of the relevant Securities to issue Physical Securities.

(C) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(B), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(D) Any Physical Security delivered in exchange for an interest in a Global Security that bears the Security Private Placement Legend pursuant to Section 2.15(B) shall, except as otherwise provided by Section 2.16, bear the Security Private Placement Legend.

(E) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(F) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on the transfer of any interest in any Securities imposed under this Indenture or under applicable law (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(G) None of the Trustee or any Securities Agent shall have any responsibility for any actions taken or not taken by the Depositary.

2.16 SPECIAL TRANSFER PROVISIONS.

(A) Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.15(B), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(B) Upon the transfer, exchange or replacement of Securities not bearing the Security Private Placement Legend, the Registrar or co-registrar shall deliver Securities that do not bear the Security Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Security Private Placement Legend, the Registrar or co-registrar shall deliver only Securities that bear the Security Private Placement Legend unless (i) the requested transfer is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar or co-registrar a notice in the form of Exhibit D hereto. Upon any sale or transfer of a beneficial interest in the Securities in connection with which the Security Private Placement Legend will be removed in accordance with this Indenture, the Trustee shall increase the principal amount of the Global Security that does not constitute a Restricted Security by the principal amount of such sale or transfer and likewise reduce the principal amount of the Global Security that does constitute a Restricted Security.

(C) By its acceptance of any Security or share of Common Stock bearing the Security Private Placement Legend or the Common Stock Private Placement Legend, as the case may be, each holder thereof acknowledges the restrictions on transfer of such security set forth in this Indenture and in the Security Private Placement Legend or Common Stock Private Placement Legend, as applicable, and agrees that it shall transfer such security only as provided in this Indenture and as permitted by applicable law.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(D) Any Securities or shares of Common Stock issued upon the conversion of Securities that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities or shares of Common Stock, as the case may be, no longer being Restricted Securities.

(E) The Company may, to the extent permitted by law, and without the consent of Holders, directly or indirectly (regardless of whether such Securities are surrendered to the Company), repurchase Securities in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case without prior notice to Holders. Securities surrendered to the Trustee for cancellation may not be reissued or resold and shall be promptly cancelled pursuant to Section 2.11.

2.17 RESTRICTIVE LEGENDS.

(A) Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the “Security Private Placement Legend”) as set forth in Exhibit B-1A on the face thereof until the later of (i) the date that is one year after the last date of original issuance of such Securities, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (ii) such later date, if any, as may be required by applicable law (such date, the “Resale Restriction Termination Date”). Each certificate representing shares of Common Stock, if any, issued upon conversion of any Security, shall, if such shares constitute Restricted Securities, shall bear the legend (the “Common Stock Private Placement Legend”) as set forth in Exhibit B-1B on the face thereof until the Resale Restriction Termination Date. In no event shall the Trustee or any Securities Agent (if other than the Company) be responsible for determining or charged with knowledge of the Resale Restriction Termination Date. Upon request to remove any Security Private Placement Legend, the Trustee and Registrar shall receive and conclusively rely upon an Opinion of Counsel from the Company, except with respect to a Mandatory Exchange pursuant to this Section 2.17. The Company shall notify DTC of any such Resale Restriction Termination Date.

(B) Each Global Security shall also bear the legend as set forth in Exhibit B-2.

(C) So long as and to the extent that any Securities are represented by one or more Global Securities held by or on behalf of the Depositary only, the Company may cause the removal of the Security Private Placement Legend from such Securities at any time on or after the Resale Restriction Termination Date by:

(i) providing to the Trustee written notice stating that the Resale Restriction Termination Date has occurred and instructing the Trustee to remove the Security Private Placement Legend from such Securities;

(ii) providing to the Holders of such Securities written notice that the Security Private Placement Legends have been removed or deemed removed;

(iii) providing to the Trustee and the Depositary written notice to change the CUSIP number for the Securities to the applicable unrestricted CUSIP number; and

(iv) complying with any applicable procedures for delegending in accordance with Rule 144 under the Securities Act and applicable policies of the SEC;

whereupon the Security Private Placement Legends shall be removed from any Global Securities without any further action on the part of the Holders;

provided that in the event of a mandatory exchange of Restricted Securities represented by one or more Global Securities for freely tradable Securities pursuant to the procedures of the Depositary (a “Mandatory Exchange”), upon written notice to the Trustee that the Resale Restriction Termination Date has occurred and the Company has submitted all required documentation and complied with all applicable requirements of the Depositary relating to such Mandatory Exchange, the Trustee shall, upon receipt of an Officer’s Certificate confirming such compliance, follow the Depositary’s procedures for such Mandatory Exchange. Upon completion of such Mandatory Exchange, the Security Private Placement Legends shall be deemed removed from any such Global Securities without any further action on the part of the Holders or the Company.

2.18 RANKING.

The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and shall constitute a general unsubordinated obligation of the Company.

III. OPTIONAL REDEMPTION; REPURCHASE UPON A FUNDAMENTAL CHANGE

3.01 OPTIONAL REDEMPTION.

(A) The Securities shall not be redeemable by the Company prior to June 5, 2024. On or after June 5, 2024, the Company may, at its option, redeem (an “Optional Redemption”) for cash all or, from time to time, any portion of the Securities, at the Redemption Price, if the Closing Sale Price has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the date on which the Company provides the Redemption Notice in accordance with Section 3.01(B). No sinking fund is provided for the Securities.

(B) In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Securities pursuant to Section 3.01(A), it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 5 Business Days prior to the date such Redemption Notice is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 65 nor more than 80 Scheduled Trading Days prior to the Redemption Date to each Holder of Securities so to be redeemed as a whole or in part; provided, however, that any Redemption Notice Date must be at least one calendar day prior to the first Scheduled Trading Day of any related Cash Settlement Averaging Period; provided further that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. The Redemption Date must be a Business Day.

The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Each Redemption Notice shall specify:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each Security to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

(v) that Holders may surrender their Securities for conversion at any time during the related Redemption Period;

(vi) the procedures a converting Holder must follow to convert its Securities and the settlement method and Specified Cash Amount, if applicable;

(vii) the Conversion Rate and, if applicable, the Make-Whole Applicable Increase in accordance with Section 10.15;

(viii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Securities; and

(ix) in case any Security is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Security, a new Security in principal amount equal to the unredeemed portion thereof shall be issued, which principal amount must be $1,000 or an integral multiple thereof.

A Redemption Notice shall be irrevocable.

If fewer than all of the outstanding Securities are to be redeemed, the Securities to be redeemed will be selected (x) according to the Depositary’s applicable procedures, in the case of Securities represented by a Global Security, or (y) in the case of Securities represented by Physical Securities, by the Trustee pro rata or by lot or in such manner as selected by the Trustee. If any Security selected for partial redemption is submitted for conversion in part after such selection, the portion of the Security submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

(C) If any Redemption Notice has been given in respect of the Securities in accordance with Section 3.01(B), the Securities shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Securities at the place or places stated in the Redemption Notice, the Securities shall be paid and redeemed by the Company at the applicable Redemption Price.

(D) The Company shall, in accordance with Section 2.14 deposit with the Paying Agent (or, if the Company or a Subsidiary of the Company is acting as its own Paying Agent) shall segregate and hold in trust as provided in Section 2.04 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Securities to be redeemed on such Redemption Date. If the Paying Agent holds money sufficient to pay the Redemption Price of the Securities to be redeemed on the applicable Redemption Date, then, with respect to the Securities to be redeemed on such Redemption Date (which, for the avoidance of doubt, shall not include Securities converted during the related Redemption Period), such Securities will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the Securities is made or whether or not the Security is delivered to the Paying Agent), and all other rights with respect to such Securities of the Holder thereof will terminate, other than the right, in accordance herewith, to receive the Redemption Price. Subject to receipt of funds by the Paying Agent, payment for the Securities to be redeemed shall be made on the Redemption Date for such Securities. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

(E) The Company may not redeem any Securities on any date if the principal amount of the Securities has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Securities). The Paying Agent shall promptly return to the respective Holders thereof any Securities held by it during the continuance of such an acceleration.

3.02 REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE.

(A) If a Fundamental Change occurs prior to the Maturity Date, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Securities (or any portion thereof in integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which shall be no later than thirty five (35) days, nor earlier than twenty (20) days, after the date the Fundamental Change Notice is mailed (or otherwise delivered) in accordance with Section 3.02(B), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), upon:

(i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(a) the certificate numbers of the Securities that the Holder shall deliver to be repurchased, if such Securities are Physical Securities;

(b) the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(c) that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in this Section 3.02; and

(ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;

provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the full amount of interest due on that Interest Payment Date shall be payable on that Interest Payment Date to the Holder of record of such Securities at the close of business on such Record Date (without any surrender of such Securities by such Holder), and the Fundamental Change Repurchase Price shall not include any accrued but unpaid interest.

If such Securities are in the form of Global Securities, the delivery of any Securities, Purchase Notice, Fundamental Change Notice or notice of withdrawal pursuant to Section 3.02(B)(x) shall comply with applicable procedures of the Depositary.

Upon delivery of any Physical Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive, upon request, from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.02(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or, if there shall be a Default in the payment of the Fundamental Change Repurchase, at any time during which such Default is continuing), of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.02(B)(x).

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(B) Within ten (10) days after the occurrence of a Fundamental Change, the Company shall deliver, or cause to be delivered, to all Holders of the Securities in accordance with Section 13.01, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and shall publicly release such Fundamental Change Notice. Each Fundamental Change Notice shall state:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the Fundamental Change Repurchase Date;

(iv) the last date on which a Holder may exercise the Fundamental Change Repurchase Right, which shall be the Business Day immediately preceding the Fundamental Change Repurchase Date;

(v) the Fundamental Change Repurchase Price;

(vi) the names and addresses of the Paying Agent and the Conversion Agent;

(vii) the procedures that a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii) that the Fundamental Change Repurchase Price for any Security as to which a Purchase Notice has been given and not withdrawn shall be paid as promptly as practicable, but in no event after the later of such Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Security (together with all necessary endorsements); provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the close of business on such Record Date (without any surrender of such Securities by such Holder) and the Fundamental Change Repurchase Price shall not include any accrued and unpaid interest;

(ix) that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), interest on Securities subject to Repurchase Upon Fundamental Change shall cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;

(x) that a Holder shall be entitled to withdraw its election in the Purchase Notice prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by means of a letter or telegram, telex, facsimile transmission or other electronic means permitted by this Indenture and acceptable to the Trustee (receipt of which is confirmed) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate numbers of such Securities to be so withdrawn, if such Securities are Physical Securities, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.02, which amount must be $1,000 or an integral multiple thereof; provided, however, that if there shall be a Default in the payment of the Fundamental Change Repurchase Price, a Holder shall be entitled to withdraw its election in the Purchase Notice at any time during which such Default is continuing;

(xi) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(xii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X, if otherwise convertible, only if such Purchase Notice has been withdrawn in accordance with this Section 3.02; and

(xiii) the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s request, upon prior notice reasonably acceptable to the Trustee, the Trustee shall deliver such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right pursuant hereto to exercise a Fundamental Change Repurchase Right.

(C) Subject to the provisions of this Section 3.02, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or when such Security is surrendered to the Paying Agent (together with all necessary endorsements); provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the close of business on such Record Date and the Fundamental Change Repurchase Price shall not include any accrued and unpaid interest.

(D) The Company shall, in accordance with Section 2.14, deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) an amount in cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date) sufficient to pay the Fundamental Change Repurchase Price upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(E) Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 3.02, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, such Securities shall cease to bear interest (whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent), and all rights of the relevant Holders of such Securities shall terminate, other than the right to receive, in accordance herewith the Fundamental Change Repurchase Price.

(F) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.02 may be converted pursuant to Article X, if otherwise convertible, only if such Purchase Notice has been withdrawn in accordance with this Section 3.02.

(G) If any Security shall not be paid upon book-entry transfer or surrender thereof for Repurchase Upon Fundamental Change, such Security shall be convertible pursuant to Article X if any Purchase Notice with respect to such Security is withdrawn pursuant to this Section 3.02.

(H) Any Security that is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall promptly execute, and the Trustee shall promptly authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

(I) Notwithstanding anything herein to the contrary, except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price, there shall be no purchase of any Securities pursuant to this Section 3.02 on any date if, on such date, the principal amount of the Securities shall have been accelerated in accordance with this Indenture and such acceleration shall not have been rescinded on or prior to such date in accordance with this Indenture. The Paying Agent shall promptly return to the respective Holders thereof any Securities held by it during the continuance of such an acceleration.

(J) In connection with any Repurchase Upon Fundamental Change, the Company shall, to the extent applicable (i) comply with the provisions of Rule 13e-4 and Regulation 14E under the Exchange Act and all other applicable tender offer laws under the Exchange Act; (ii) file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws; and (iii) otherwise comply with all applicable United States federal and state securities laws in connection with any offer by the Company to purchase the Securities pursuant to this Section 3.02.

(K) To the extent the Securities are held through the Depositary, notices to Holders may be transmitted electronically in order to comply with the Depositary’s procedures and need not be mailed.

(L) Notwithstanding the foregoing provisions of this Section 3.02, the Company shall not be required to issue a Fundamental Change Notice upon a Fundamental Change (i) if another Person issues a Fundamental Change Notice in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.02(B) applicable to a Fundamental Change Notice made by the Company and otherwise complies with the provisions of this Section 3.02 as if it were the Company, and (ii) purchases and pays for all Securities validly tendered and not withdrawn pursuant to such Fundamental Change Notice.

IV. COVENANTS

4.01 PAYMENT OF SECURITIES.

The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)). The Company shall pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case of a Global Security, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case of a Physical Security by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case of a Physical Security that is held by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.

The Company shall pay, in cash, interest on any overdue amount (including the Fundamental Change Repurchase Price, any Redemption Price, principal and, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

4.02 MAINTENANCE OF OFFICE OR AGENCY.

The Company shall maintain, or cause to be maintained, an office or agency located in the United States (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain, or fail to cause to maintain, any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee. The Company shall maintain, or cause to be maintained, in the United States, an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, provided that, unless otherwise designated by written notice to the Trustee, such office or agency shall be at the principal office of the Company located in the United States.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

4.03 RULE 144A INFORMATION AND ANNUAL REPORTS.

(A) At any time when the Company is not subject to the reporting requirements of the Exchange Act, the Company shall promptly provide to the Trustee and shall, upon request, provide to any Holder, beneficial owner or prospective purchaser of Securities or any shares of Common Stock issued upon conversion of any Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of Common Stock pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial holder of such Securities or shares of Common Stock may reasonably request in writing to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

(B) The Company shall deliver to the Trustee, no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act, a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided, however, that each such report shall be deemed to be so delivered to the Trustee if the Company files such report with the SEC through the SEC’s EDGAR database (or any successor thereto) no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act (taking into account any applicable grace periods provided thereunder).

(C) The Company shall promptly furnish to the Trustee copies of its annual report to stockholders, containing audited financial statements, and any other financial reports that it furnishes to its stockholders.

(D) Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificates).

4.04 COMPLIANCE CERTIFICATE.

The Company shall deliver to the Trustee, within one hundred twenty (120) calendar days after the end of each fiscal year of the Company, an Officer’s Certificate stating whether or not the signatory to such Officer’s Certificate has actual knowledge of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If such signatory does know of any such Default or Event of Default, then such certificate shall describe the Default or Event of Default and its status.

4.05 STAY, EXTENSION AND USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

4.06 CORPORATE EXISTENCE.

Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, in accordance with its organizational documents, and the rights (charter and statutory) of the Company; provided, however, that the Company shall not be required to preserve any such right if in the good faith judgment of the Board of Directors such preservation or existence is no longer necessary for the conduct of business of the Company.

4.07 NOTICE OF DEFAULT.

Upon the Company becoming aware of the occurrence of any Default or Event of Default, the Company shall give prompt written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

4.08 FURTHER INSTRUMENTS AND ACTS.

Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

4.09 ADDITIONAL INTEREST.

(A) If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Securities, the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or the Securities are not otherwise freely tradable by Holders, other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities), the Company shall pay Additional Interest on the Securities at a rate of 0.50% per annum of the principal amount of Securities outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Securities are not otherwise freely tradable by Holders, other than the Company’s Affiliates.

(B) If, and for so long as, the Security Private Placement Legend has not been removed from the Securities in accordance with Section 2.16(B) or Section 2.17, the Securities are assigned a restricted CUSIP number or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities), as of the 375th day after the last date of original issuance of the Securities (the “Legend Removal Deadline”) (unless such Legend Removal Deadline falls between a Record Date and the corresponding Interest Payment Date, in which case the Legend Removal Deadline shall be deemed to be 10th calendar day following such Interest Payment Date), the Company shall pay Additional Interest on the Securities at a rate of 0.50% per annum of the principal amount of Securities outstanding for each day after the Legend Removal Deadline until (i) the Security Private Placement Legend has been removed in accordance with Section 2.16(B) or Section 2.17, (ii) the Securities are assigned an unrestricted CUSIP number and (iii) the Securities are otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities).

(C) Additional Interest payable in accordance with Sections 4.09(A) and 4.09(B) shall be payable in arrears on each Interest Payment Date for the Securities following accrual in the same manner as regular interest on the Securities and shall be in addition to, not in lieu of, any Additional Interest that may accrue under Section 6.02(B) as the sole remedy relating to the Company’s failure to comply with Section 4.03(B). Notwithstanding the foregoing, in no event shall Additional Interest payable with respect to the Securities pursuant to Section 4.09(A), together with any Additional Interest that may accrue at the Company’s election pursuant to Section 6.02(B), accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(D) In the event that the Company is required to pay Additional Interest to Holders of Securities (whether pursuant to this Section 4.09 or Section 6.02(B)), the Company shall provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) calendar days (or such shorter period as may be acceptable to the Trustee) prior to the proposed payment date for the Additional Interest. Each Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the amount of Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

V. SUCCESSORS

5.01 WHEN COMPANY MAY MERGE, ETC.

The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the consolidated property or assets of the Company to another Person, whether in a single transaction or series of related transactions, unless (i) the Company is the continuing corporation or the resulting, surviving or transferee Person (if not the Company) is a corporation organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia, and such Person (if not the Company) assumes by supplemental indenture all of the obligations of the Company under the Securities and this Indenture and (ii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officer’s Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture shall, upon consummation of the proposed transaction, comply with this Indenture.

5.02 SUCCESSOR SUBSTITUTED.

In case of any such consolidation, merger or any sale, transfer, conveyance or other disposition (but not any lease) of all or substantially all of the consolidated property or assets of the Company and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Securities, the due and punctual payment of the Fundamental Change Repurchase Price with respect to all Securities repurchased on each Fundamental Change Repurchase Date, the due and punctual payment of the Redemption Price with respect to all Securities redeemed on each Redemption Date, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture and the Securities to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such consolidation, merger or any sale, transfer, conveyance or other disposition (but not in the case of a lease), upon compliance with this Article V the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article V may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities and its obligations under this Indenture shall terminate.

In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

VI. DEFAULTS AND REMEDIES

6.01 EVENTS OF DEFAULT.

An “Event of Default” occurs if:

(i) the Company fails to pay the principal, the Fundamental Change Repurchase Price or the Redemption Price of any Security when the same becomes due and payable, whether on the Maturity Date, on a Fundamental Change Repurchase Date with respect to a Fundamental Change, on any Redemption Date, upon acceleration or otherwise;

(ii) the Company fails to pay an installment of interest on any Security when due, if such failure continues for thirty (30) days after the date when due;

(iii) the Company fails to comply with its conversion obligations to deliver the consideration due upon exercise of a Holder’s conversion right pursuant hereto;

(iv) the Company fails to timely provide notice pursuant to, and in accordance with, Section 3.02(B), Section 10.01(B)(iii), Section 10.01(B)(iv) or Section 10.15(E);

(v) the Company fails to comply with its obligations under Article V;

(vi) the Company fails to comply with any other term, covenant or agreement contained in the Securities or this Indenture and such failure continues for the period, and after the notice, specified in the last paragraph of this Section 6.01;

(vii) the Company or any of its Subsidiaries defaults in the payment in an aggregate amount of ten million dollars ($10,000,000) or more when due, after the expiration of any applicable grace period, of principal of, or premium, if any, on, indebtedness for money borrowed, or acceleration of the indebtedness of the Company or any of its Subsidiaries for money borrowed in an aggregate principal amount of ten million dollars ($10,000,000) or more so that it becomes due and payable before the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded for the period, and after the notice, specified in the last paragraph of this Section 6.01;

(viii) the Company or any of its Subsidiaries fails, within thirty (30) days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds ten million dollars ($10,000,000), which are not stayed on appeal;

(ix) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors; or

(x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,

(B) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the consolidated property of the Company or any such Significant Subsidiary or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or

(C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, and, in the case of each of the foregoing clauses (A), (B) and (C) of this Section 6.01(x), the order or decree remains unstayed and in effect for at least sixty (60) consecutive days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. Federal or State law for the relief of debtors, or any analogous foreign law applicable to the Company or its Subsidiaries, as the case may be. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clause (vi) or (vii) above shall not be an Event of Default until (I) the Trustee notifies the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and (II) the Default is not cured within sixty (60) days in the case of clause (vi), or within thirty (30) days in the case of clause (vii), after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases to exist for all purposes under this Indenture.

6.02 ACCELERATION.

(A) If an Event of Default (excluding an Event of Default specified in Section 6.01(ix) or 6.01(x) with respect to the Company, but including an Event of Default specified in Section 6.01(ix) or 6.01(x) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) has occurred and is continuing, either the Trustee by notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(ix) or 6.01(x) with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(ix) or 6.01(x) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the non-payment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 have been paid.

(B) Notwithstanding the foregoing, the sole remedy for an Event of Default relating to failure to comply with Section 4.03(B) shall, for the first 180 days immediately following the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Securities at a rate per year equal to (i) 0.25% of the outstanding principal amount of Securities for each day during the ninety (90) day period following, and including, the occurrence of such Event of Default during which such Event of Default continues and (ii) 0.50% of the outstanding principal amount of Securities for each day during the ninety (90) day period beginning on, and including, the ninety-first (91st) day following the occurrence of such Event of Default during which such Event of Default continues, in each case, payable in the same manner and at the same time as the stated interest payable on the Securities. Such Additional Interest shall accrue on all outstanding Securities from, and including, the date on which such Event of Default first occurs to, and including, the 180th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). Additional Interest payable pursuant to this Section 6.02(B) shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.09(A) and Section 4.09(B). In addition to the accrual of Additional Interest pursuant to this Section 6.02(B), on and after the 181st day immediately following an Event of Default relating to a failure to comply with Section 4.03(B), such Additional Interest shall cease to accrue and, if such Event of Default has not been cured or waived prior to such 181st day, the Securities shall be subject to acceleration as provided above. The provisions of this Section 6.02(B) shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.

In no event shall Additional Interest payable pursuant to this Section 6.02(B) at the Company’s election for failure to comply with its obligations as set forth in Section 4.03(B), together with any Additional Interest that may accrue pursuant to Section 4.09(A), accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of the events or circumstances giving rise to the requirement to pay such Additional Interest.

6.03 OTHER REMEDIES.

Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

6.04 WAIVER OF PAST DEFAULTS.

Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than a Default or Event of Default (A) in the payment of the principal of, or interest on, any Security, or in the payment of the Fundamental Change Repurchase Price or the Redemption Price, (B) arising from a failure by the Company to convert any Securities in accordance with this Indenture or (C) in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture.

6.05 CONTROL BY MAJORITY.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

6.06 LIMITATION ON SUITS.

Except with respect to any proceeding instituted in accordance with Section 6.07, a Holder shall not have any right to institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

(i) the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii) the Holder or Holders offer and, if requested, provide the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy; and

(iv) the Trustee fails to comply with the request within sixty (60) days after receipt of such notice, request and offer of indemnity, and during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction that is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT SECURITIES.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts (including any principal, interest, the Fundamental Change Repurchase Price or the Redemption Price, if applicable) due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

In addition, notwithstanding any other provision of this Indenture, the right of any Holder to convert the Security in accordance with this Indenture and to receive the consideration due upon conversion, or to bring suit for the enforcement of such rights, shall not be impaired or affected without the consent of the Holder.

6.08 COLLECTION SUIT BY TRUSTEE.

If an Event of Default specified in Section 6.01(i) or 6.01(ii) has occurred and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

6.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.10 PRIORITIES.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to Holders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third: the balance, if any, to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Holders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall deliver to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

6.11 UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

VII. TRUSTEE

7.01 DUTIES OF TRUSTEE.

(A) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(B) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(C) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iii) this subsection (C) shall not be construed to limit the effect of subsection (B) of this Section 7.01.

(D) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(E) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee shall be segregated from other funds as directed in writing by the Company or as required by law and shall be invested by the Trustee pursuant to the written instructions of the Company reasonably satisfactory to the Trustee.

(F) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(G) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

7.02 RIGHTS OF TRUSTEE.

(A) Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice, at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(B) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(D) The Trustee may consult with counsel of its own selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(E) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(F) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

(G) The Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except any Default or Event of Default of which a Responsible Officer of the Trustee shall have received at its Corporate Trust Office written notification of a default that is in fact a Default, and such notice references the Securities and this Indenture. Delivery of reports, information and documents to the Trustee under Article IV (other than Sections 4.04 and 4.07) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officer’s Certificates).

(H) The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or demand of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or demand.

(I) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(J) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(K) In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

7.03 INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

7.04 TRUSTEE’S DISCLAIMER.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; the Trustee shall not be accountable for the Company’s use of the proceeds from the Securities; and the Trustee shall not be responsible for any statement in the Securities other than its certificate of authentication.

7.05 NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment or delivery of any amounts due (including principal, interest, the Fundamental Change Repurchase Price, the Redemption Price or the consideration due upon conversion) with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of the Holders.

7.06 REPORTS BY TRUSTEE TO HOLDERS

Within sixty (60) days after each November 1, beginning with November 1, 2021, the Trustee shall deliver to each Holder a brief report dated as of such November 1 that complies with TIA § 313(a) if and to the extent such report would be required to be so delivered by TIA § 313(a) (assuming, for this purposes, that this Indenture were qualified under the TIA). In such event, the Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Holders shall be mailed by first class mail to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee of the listing or delisting of the Securities on or from any stock exchange.

7.07 COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it pursuant to, and in accordance with, any provision hereof. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee, each predecessor Trustee (which, for purposes of this Section 7.07 shall include their respective officers, directors and employees) and their respective agents for, and hold each of them harmless against, any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder or in connection with enforcing the provisions of this Section 7.07, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent, which shall not be unreasonably withheld. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not reimburse any expense or indemnify against any loss or liability that shall be determined to have been caused by the Trustee through the Trustee’s own negligence, bad faith or willful misconduct.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.07, shall survive any resignation or removal of the Trustee and termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or (x) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The Company shall pay compensation to, reimburse expenses of and indemnify each Paying Agent, Registrar, Conversion Agent and Custodian in accordance with Section 7.07.

7.08 REPLACEMENT OF TRUSTEE.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign by so notifying the Company in writing thirty (30) days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged a bankrupt or an insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

7.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible (i) hereunder and (ii) under the TIA (assuming this Indenture were qualified thereunder).

7.10 ELIGIBILITY; DISQUALIFICATION.

There shall at all times be a Trustee hereunder that (A) is an entity organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia, (B) is authorized under such laws to exercise corporate trustee power, (C) is subject to supervision or examination by federal or state authorities and (D) has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

VIII. DISCHARGE OF INDENTURE

8.01 TERMINATION OF THE OBLIGATIONS OF THE COMPANY.

This Indenture shall cease to be of further effect, and the Trustee shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable on the Maturity Date, upon conversion, upon Repurchase Upon Fundamental Change or upon Optional Redemption, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash or, in the case of conversion, cash or cash and/or shares of Common Stock, as applicable, sufficient to pay all amounts due on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) on the Maturity Date, the relevant settlement date of any conversion, the Fundamental Change Repurchase Date or the Redemption Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit under clause (a)(ii) above; (d) such deposit under clause (a)(ii) above shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture; and (e) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.15, 2.16, 2.17, 3.01, 3.02, 4.01, 4.02, 4.05, 4.09, 7.07, 7.08, 7.09, 7.10, 7.11, 13.01, 13.08 and 13.13 and Articles VIII, X, XI and XII shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

8.02 APPLICATION OF TRUST MONEY.

The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.

8.03 REPAYMENT TO COMPANY.

The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, the Securities. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, or any accrued and unpaid interest on, the Securities that remains unclaimed for two (2) years. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

8.04 REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any money in accordance with Sections 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.01 and 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

IX. AMENDMENTS

9.01 WITHOUT CONSENT OF HOLDERS.

The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

(i) to comply with Section 5.01 or Section 10.12;

(ii) to secure or guarantee the obligations of the Company in respect of the Securities;

(iii) to provide for uncertificated Securities in addition to or in place of Physical Securities in accordance with Section 2.15(B);

(iv) to comply with any requirement of the SEC in connection with qualification of the Indenture under the TIA;

(v) to make any change that does not adversely affect the rights of any Holder;

(vi) to evidence and provide for the appointment of a successor Trustee in accordance with Section 7.08;

(vii) to add to the covenants of the Company described in this Indenture for the benefit of Holders or to surrender any right or power conferred upon the Company;

(viii) to make provision with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture;

(ix) to issue Additional Securities in accordance with the Indenture; or

(x) in connection with any Merger Event, to provide that the Securities are convertible into Reference Property, subject to the provisions of Section 10.02, and make such related changes to the terms of the Securities to the extent expressly required by Section 10.12.

In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to (i) cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not, individually or in the aggregate with all other changes, adversely affect the rights of any Holder in any material respect or (ii) to conform the Indenture or the Securities to the terms of the Securities set forth in the Private Placement Term Sheet.

9.02 WITH CONSENT OF HOLDERS.

The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities). Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive by consent (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities) compliance by the Company with any provision of this Indenture or the Securities without notice to any other Holder. Notwithstanding the foregoing or anything herein to the contrary, without the consent of the Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(i) change the stated maturity of the principal of, or the payment date of any installment of interest on, any Security;

(ii) reduce the principal amount of, or interest on, any Security (including the Fundamental Change Repurchase Price or Redemption Price, as applicable);

(iii) reduce the amount of principal payable upon acceleration of the maturity of any Security;

(iv) change the place, manner or currency of payment of principal of, or any interest on, any Security;

(v) impair the right to institute suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any Security;

(vi) modify, in a manner adverse to Holders, the provisions with respect to the right of Holders to require the Company to repurchase Securities upon the occurrence of a Fundamental Change pursuant to Section 3.02;

(vii) modify the provisions of Section 2.18;

(viii) adversely affect the right of Holders to convert their Securities in accordance with Article X;

(ix) reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;

(x) reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default;

(xi) waive a continuing Default or Event of Default in the payment of the principal of or interest on any Security;

(xii) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall mail, or cause to be mailed, to Holders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

9.03 REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Nothing in this Section 9.03 shall impair the Company’s rights pursuant to Section 9.01 to amend this Indenture or the Securities without the consent of any Holder in the manner set forth in, and permitted by, such Section 9.01.

9.04 NOTATION ON OR EXCHANGE OF SECURITIES.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

9.05 TRUSTEE PROTECTED.

The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article IX; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article IX that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officer’s Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture.

9.06 EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the due execution and delivery of any supplemental indenture in accordance with this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in Sections 9.02 and 9.03, every Holder of Securities shall be bound thereby.

X. CONVERSION

10.01 CONVERSION PRIVILEGE.

(A) Subject to the provisions of Section 3.01, Section 3.02 and Section 10.02, the Securities shall be convertible (i) prior to the close of business on the Business Day immediately preceding March 1, 2026, upon satisfaction of one or more of the conditions described in Section 10.01(B) and (ii) at any time from, and including, March 1, 2026 to, and including, the second Scheduled Trading Day immediately preceding the Maturity Date, irrespective of the conditions described in Section 10.01(B), in each case, into cash, shares of Common Stock, or a combination thereof, as described in Section 10.02, in accordance with this Article X.

(B) (i) Prior to the close of business on the Business Day immediately preceding March 1, 2026, Holders may surrender their Securities for conversion at any time during any fiscal quarter after the fiscal quarter ending September 30, 2021 (and only during such fiscal quarter), if the Closing Sale Price of the Common Stock for each of twenty (20) or more Trading Days in the thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter exceeds the Conversion Trigger Price in effect on the last Trading Day of the immediately preceding fiscal quarter. The Board of Directors shall make appropriate adjustments to the Closing Sale Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Effective Date, the Ex-Date or the expiration date (in the case of a tender or exchange offer) of the event occurs, during the thirty (30) consecutive Trading Day period described in the immediately preceding sentence. The Company shall determine at the beginning of each fiscal quarter after the fiscal quarter ending September 30, 2021 whether the Securities are convertible as a result of the price of the Common Stock in accordance with this Section 10.01(B)(i) and, if the Company determines that the Securities are so convertible, it shall promptly send written notice to the Trustee and the Conversion Agent (if other than the Trustee) and so notify the Holders.

(ii) Prior to the close of business on the Business Day immediately preceding March 1, 2026, Holders may surrender their Securities for conversion at any time during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (the “Security Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder of Securities in accordance with the procedures set forth in this Section 10.01(B)(ii), for each Trading Day in such Security Measurement Period was equal to or less than 98% of the Conversion Value of the Securities on such Trading Day (the “Trading Price Condition”). The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this Section 10.01(B)(ii) and the definition of Trading Price set forth in this Indenture. If the Company is not then acting as the Bid Solicitation Agent, the Company shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Securities in accordance with this Section 10.01(B)(ii) unless requested by the Company, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price of the Securities in accordance with this Section 10.01(B)(ii)) unless a Holder of Securities then outstanding provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be equal to or less than 98% of the Conversion Value of the Securities. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price of the Securities for each of the next five Trading Days and on each succeeding Trading Day until the Trading Price Condition is no longer satisfied. If the Trading Price Condition has been met, the Company shall, as soon as practicable following the condition being met, send written notice to the Trustee, and the Conversion Agent (if other than the Trustee) and so notify the Holders. If, at any time after the Trading Price Condition set forth above has been met, the Trading Price per $1,000 principal amount of Securities is greater than 98% of the Conversion Value, the Company shall send written notice to the Trustee and the Conversion Agent (if other than the Trustee) and so notify the Holders.

(iii) Prior to the close of business on the Business Day immediately preceding March 1, 2026, if a Fundamental Change or a Make-Whole Fundamental Change occurs, or if the Company is party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then Holders may surrender their Securities for conversion at any time during the period beginning on, and including, the effective date of the transaction and ending on, and including, the earlier of (x) the close of business on the thirtieth (30th) Trading Day after the effective date of the transaction and (y) the date the Company publicly announces the transaction will not take place. In addition, if the transaction is a Make-Whole Fundamental Change, then the Securities may also be surrendered for conversion at any time during the Make-Whole Conversion Period, and if the transaction is a Fundamental Change, then the Securities may also be surrendered for repurchase at any time until the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date for such Fundamental Change. The Company shall notify in writing Holders and the Trustee (a) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than ten (10) Scheduled Trading Days prior to the anticipated effective date of such transaction or (b) if the Company does not have knowledge of such transaction at least ten (10) Scheduled Trading Days prior to the anticipated effective date of such transaction, within one (1) Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(iv) Prior to the close of business on the Business Day immediately preceding March 1, 2026, if the Company elects to:

(a) distribute to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than sixty (60) days after the record date of such distribution, to purchase or subscribe for shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution; or

(b) distribute to all or substantially all holders of Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day preceding the date of announcement of such distribution, then, in either case, the Company shall deliver to Holders and the Trustee notice at least sixty-five (65) Scheduled Trading Days before the Ex-Date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Date and the Company’s announcement that such distribution will not take place, even if the Securities are not otherwise convertible at such time. No Holder may exercise the right to convert under this clause (iv) if the Holder, without conversion, otherwise receives, for each $1,000 principal amount of Securities, at the same time and upon the same terms as holders of the Common Stock the amount and kind of rights, options or warrants to subscribe for or purchase shares of the Common Stock, or assets, debt securities or rights to purchase the Company’s securities, as the case may be, that the Holder would have received as if the Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Date for the distribution.

(v) If the Company calls any or all of the Securities for redemption pursuant to Section 3.01 prior to the close of business on the Business Day immediately preceding March 1, 2026, then a Holder may surrender all or any portion of its Securities for conversion at any time prior to the close of business on the second Scheduled Trading Day prior to the relevant Redemption Date, even if the Securities are not otherwise convertible at such time. After that time, the right to convert on account of such Optional Redemption shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Securities may convert its Securities until the Redemption Price has been paid or duly provided for.

(C) A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

10.02 CONVERSION PROCEDURE AND PAYMENT UPON CONVERSION.

(A) To convert a Security, a Holder of a Physical Security must (1) complete and manually sign the Conversion Notice, with appropriate signature guarantee, or facsimile of the Conversion Notice and deliver the completed Conversion Notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay any tax or duty if required pursuant to Section 10.04 and (5) pay the amount of interest, if any, required by Section 10.02(E). If a Holder holds a beneficial interest in a Global Security, to convert such Security, the Holder must comply with clauses (4) and (5) above and the Depositary’s procedures for converting a beneficial interest in a Global Security.

Upon conversion of a Holder’s Security, the Company shall pay or deliver, as the case may be, through the Conversion Agent or the Company’s stock transfer agent, as the case may be, cash, shares of Common Stock, or a combination thereof (together with, as applicable, cash in lieu of any fractional share) as set forth in this Section 10.02(A). The Company shall inform Holders in writing, or shall direct the Trustee in writing to deliver such notice on its behalf, of its election to pay cash, deliver shares of Common Stock (together with cash in lieu of any fractional share) or pay and deliver, as the case may be, a combination thereof (together with cash in lieu of any fractional share) upon conversion of any Securities (and the Specified Cash Amount, if applicable, as described second immediately succeeding paragraph), as follows:

(i) in respect of Securities having a Conversion Date on or after March 1, 2026, no later than March 1, 2026;

(ii) in respect of any Securities having a Conversion Date during a Redemption Period, in the related Redemption Notice; and

(iii) in all other cases, no later than the close of business on the Trading Day immediately following the applicable Conversion Date.

If, in respect of any conversion of Securities, the Company has not irrevocably elected Net Share Settlement (as described in Section 10.02(B)), and the Company does not give notice (including notice of the Specified Cash Amount, if applicable) within the time periods described in clauses (i) through (iii) above as to how it intends to settle its conversion obligation with respect to such Securities, the Company shall satisfy such conversion obligation by delivering solely shares of Common Stock (other than paying solely cash in lieu of any fractional share).

If the Company chooses to satisfy a portion (but not all) of its conversion obligation by paying cash (other than solely cash in lieu of any fractional share) or if the Company has irrevocably elected Net Share Settlement upon conversion as described in Section 10.02(B), the Company shall notify the converting Holder(s) during the periods set forth in clauses (i) through (iii) in the second immediately preceding paragraph of the amount to be satisfied in cash as a fixed dollar amount per $1,000 principal amount of Securities (the “Specified Cash Amount”); provided that if the Company has previously irrevocably elected Net Share Settlement upon conversion as described in Section 10.02(B), the Specified Cash Amount must be at least $1,000. If, subsequent to the Company irrevocably electing Net Share Settlement or electing to satisfy a portion (but not all) of its conversion obligation by paying cash (other than paying solely cash in lieu of any fractional share), and the Company fails to timely notify converting Holders of the Specified Cash Amount, the Specified Cash Amount shall be deemed to be $1,000.

The Company shall treat all converting Holders with the same Conversion Date in the same manner. Except for any conversions where the Conversion Date occurs on or after March 1, 2026 or during a Redemption Period, the Company shall not have any obligation to settle conversions occurring on different Conversion Dates in the same manner.

If the Company elects to settle any conversion of Securities by delivering solely shares of Common Stock (other than paying cash in lieu of any fractional share), including if the Company has irrevocably elected Full Physical Settlement upon conversion as described in Section 10.02(C), such settlement shall occur within two Business Days of the relevant Conversion Date. Except upon conversion in connection with a Common Stock Change Make-Whole Fundamental Change where the consideration for Common Stock is comprised entirely of cash as described in Section 10.15(C) or in connection with a Merger Event where the holders of the Common Stock receive only cash in such Merger Event as described in Section 10.12, settlement of conversions of the Securities made entirely or partially in cash (other than solely cash in lieu of any fractional share) (including if the Company has irrevocably elected Net Share Settlement upon conversion as described in Section 10.02(B)) shall occur on the second Business Day immediately following the final Trading Day of the applicable Cash Settlement Averaging Period.

The amount of cash and number of shares of Common Stock, if any, due upon conversion of Securities, as the case may be, shall be determined as follows:

(1)

if the Company elects to satisfy its entire conversion obligation by delivering shares of Common Stock, including if the Company has irrevocably elected Full Physical Settlement upon conversion as described in Section 10.02(C), the Company shall deliver to each converting Holder a number of shares of Common Stock equal to (i) (A) the aggregate principal amount of Securities converted, divided by (B) $1,000, multiplied by (ii) the Conversion Rate in effect on the relevant Conversion Date (provided that the Company shall pay cash in lieu of any fractional share as described in Section 10.03);

(2)

if the Company elects to satisfy its entire conversion obligation by paying cash, the Company shall pay to each converting Holder, for each $1,000 principal amount of Securities converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the sixty (60) consecutive Trading Days in the relevant Cash Settlement Averaging Period; and

(3)

if the Company elects to satisfy the conversion obligation by delivering or paying, as the case may be, a combination of cash and shares of Common Stock, including if the Company has irrevocably elected Net Share Settlement pursuant to Section 10.02(B), the Company shall pay or deliver, as the case may be, to each converting Holder, for each $1,000 principal amount of Securities converted, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the sixty (60) consecutive Trading Days in the relevant Cash Settlement Averaging Period.

The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the applicable Cash Settlement Averaging Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any), the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any). The Trustee and the Conversion Agent shall have no responsibility for any such determination.

(B) At any time on or prior to March 1, 2026, the Company may irrevocably elect to satisfy its conversion obligation with respect to the Securities having a Conversion Date after the date of such election by electing a Specified Cash Amount at least equal to $1,000 for each $1,000 principal amount of Securities to be converted (“Net Share Settlement”). Such election (a “Net Share Settlement Election”) shall be in the Company’s sole discretion and shall not require the consent of Holders or any amendment to this Indenture. Upon making a Net Share Settlement Election, the Company shall promptly (i) issue a press release and post such information on its website or otherwise publicly disclose this information or (ii) provide written notice to Holders by mailing such notice to Holders at their addresses shown in the register of the Registrar, or if such Securities are held in book-entry form through the Depositary, through the applicable notice procedures of the Depositary.

(C) At any time on or prior to March 1, 2026, the Company may irrevocably elect to satisfy its conversion obligation with respect to the Securities having a Conversion Date after the date of such election by delivering solely shares of Common Stock (other than paying solely cash in lieu of any fractional share) in respect of the conversion obligation (“Full Physical Settlement”). Such election (a “Full Physical Settlement Election”) shall be in the Company’s sole discretion and shall not require the consent of Holders or any amendment to this Indenture. Upon making a Full Physical Settlement Election, the Company shall promptly (i) issue a press release and post such information on its website or otherwise publicly disclose this information or (ii) provide written notice to Holders by mailing such notice to Holders at their addresses shown in the register of the Registrar, or if such Securities are held in book-entry form through the Depositary, through the applicable notice procedures of the Depositary.

(D) A Holder receiving any shares of Common Stock upon conversion shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the close of business on the Conversion Date (if the Company delivers solely shares of Common Stock in respect of the conversion obligation, other than paying solely cash in lieu of any fractional share delivered pursuant to Section 10.03, including if the Company has irrevocably elected Full Physical Settlement as described in Section 10.02(C)) or the close of business on the last Trading Day of the relevant Cash Settlement Averaging Period (if the Company pays cash in respect of a portion (but not all) of the conversion obligation upon conversion pursuant to Section 10.02(A), other than solely cash in lieu of any fractional shares delivered pursuant to Section 10.03, including if the Company has irrevocably elected Net Share Settlement as described in Section 10.02(B)). On and after the Conversion Date with respect to a conversion of a Security pursuant hereto, all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein.

(E) Except as provided in the Securities or in this Article X, no payment or adjustment (to the Conversion Rate or otherwise) shall be made for accrued interest on a converted Security, and accrued interest, if any, shall be deemed to be paid by the consideration paid to the Holder upon conversion. Such accrued interest, if any, shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon conversion of the Securities into a combination of cash and shares of Common Stock, accrued and unpaid interest (if any) shall be deemed to be paid first out of the cash paid upon such conversion. If any Holder surrenders a Security for conversion after the close of business on the Record Date for the payment of an installment of interest but prior to the open of business on the next Interest Payment Date, then, notwithstanding such conversion, the full amount of interest payable with respect to such Security on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the close of business on such Record Date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the full amount of interest payable on such Interest Payment Date on the Security so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required (i) with respect to a Security that is surrendered for conversion after the close of business on the Record Date immediately preceding the Maturity Date; (ii) with respect to any Security that is surrendered for conversion during a Redemption Period; or (iii) with respect to any Security surrendered for conversion after the close of business on a Record Date for the payment of an installment of interest and on or before the open of business on the related Interest Payment Date where the Company has specified a Fundamental Change Repurchase Date pursuant to Section 3.05 that is after such Record Date but on or prior to the Business Day immediately succeeding such Interest Payment Date; provided further that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.12 or otherwise (it being understood that nothing in this Section 10.02(E) shall affect the Company’s obligations under Section 2.12).

(F) If a Holder converts more than one Security at the same time, the full number of shares of Common Stock issuable upon such conversion, if any, shall be based on the total principal amount of all Securities converted.

(G) Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

(H) If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

10.03 CASH IN LIEU OF FRACTIONAL SHARES.

The Company shall not issue fractional shares of Common Stock upon conversion of Securities. Instead, the Company shall pay cash in lieu of any fractional share based on the Closing Sale Price on the Conversion Date (if the Company delivers solely shares of Common Stock to satisfy its conversion obligation, other than paying solely cash in lieu of any fractional share, including if the Company has irrevocably elected Full Physical Settlement upon conversion pursuant to Section 10.02(C)) or the Closing Sale Price on the last Trading Day of the relevant Cash Settlement Averaging Period (if the Company pays cash to satisfy a portion, but less than all, of its conversion obligation, other than solely cash in lieu of any fractional share, including if the Company has irrevocably elected Net Share Settlement upon conversion pursuant to Section 10.02(B)).

10.04 TAXES ON CONVERSION.

If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty that is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which shall be due because such shares are to be issued in a name other than such Holder’s name.

10.05 COMPANY TO PROVIDE COMMON STOCK.

The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities (assuming, for such purposes, that the Company has previously elected Full Physical Settlement pursuant to Section 10.02(C)). The shares of Common Stock, if any, due upon conversion of a Global Security shall be delivered by the Company through its stock transfer agent and in accordance with the Depositary’s customary practices.

All shares of Common Stock that may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the shares of Common Stock are listed.

10.06 ADJUSTMENT OF CONVERSION RATE.

The Conversion Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events:

(a) If the Company issues shares of Common Stock as a dividend or distribution on the shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution, or the open of business on the Effective Date of such share split or share combination, as the case may be;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution, or the open of business on the Effective Date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution, or the open of business on the Effective Date of such share split or share combination, as the case may be; and

OS’	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this Section 10.06(a) shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period expiring not more than sixty (60) days immediately following the record date of such distribution, to purchase or subscribe for shares of Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the announcement date for such distribution.

Any increase made under this Section 10.06(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Date for such distribution. In no event shall the Conversion Rate be decreased pursuant to the formula set forth above. The Company shall not issue any such rights, options, or warrants in respect of Common Stock held in treasury by the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex-Date for such distribution had not occurred.

For purposes of this Section 10.06(b) and Section 10.01(B)(iv), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices for the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the announcement date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, but excluding (i) dividends or distributions covered by Sections 10.06(a), 10.06(b) or 10.06(e), (ii) dividends or distributions paid exclusively in cash covered by Section 10.06(d), (iii) dividends or distributions that consist solely of Reference Property following a transaction described in Section 10.12, and (iv) Spin-Offs to which the provisions set forth in the latter portion of this Section 10.06(c) shall apply (any of such shares of the Company’s Capital Stock, indebtedness or other assets, securities or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), to all or substantially all holders of Common Stock, then, in each such case the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property distributable with respect to each outstanding share of Common Stock as of the open of business as of the Ex-Date for such distribution.

Any increase made under the portion of this Section 10.06(c) above shall become effective immediately after the open of business on the Ex-Date for such distribution. In no event shall the Conversion Rate be decreased pursuant to the formula set forth above. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, for each $1,000 principal amount of Securities, at the same time and upon the same terms as the holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the close of business on the Ex-Date for such distribution.

With respect to an adjustment pursuant to this Section 10.06(c) where there has been a payment of a dividend or other distribution on the Common Stock of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex-Date for the Spin-Off shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for the Spin-Off;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for the Spin-Off;

FMV0	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the definition of Closing Sale Price as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be determined at the close of business on the last Trading Day of the Valuation Period but will be given effect immediately after the open of business on the Ex-Date for the Spin-Off; provided that (x) in respect of any conversion during the Valuation Period for which Physical Settlement is applicable, references in the portion of this Section 10.06(c) related to Spin-Offs to the tenth (10th) Trading Day or ten (10) consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Date of such Spin-Off to, and including the relevant Conversion Date for purposes of determining the Conversion Rate and (y) in respect of any conversion where any other settlement method is applicable, for any Trading Day that falls within the relevant Cash Settlement Averaging Period and the Valuation Period, references with respect to ten (10) Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Date for such Spin-Off to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day. In no event shall the Conversion Rate be decreased pursuant to the formula set forth above.

Subject in all respects to Section 10.14, rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.06(c) (and no adjustment to the Conversion Rate under this Section 10.06(c) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.06(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.06(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued.

For purposes of Section 10.06(a), Section 10.06(b) and this Section 10.06(c), any dividend or distribution to which this Section 10.06(c) is applicable that also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section

10.06(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 10.06(b) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.06(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.06(c) with respect to such Clause C Distribution shall then be made and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 10.06(a) and Section 10.06(b) with respect thereto shall then be made, except that, if determined by the Board of Directors (I) the Ex-Date of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution, or the open of business on the Effective Date of such share split or share combination, as the case may be” within the meaning of Section 10.06(a) or “outstanding immediately prior to the open of business on the Ex-Date for such distribution” within the meaning of Section 10.06(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period immediately preceding the Ex-Date for such dividend or distribution; and

C	=	the amount in cash per share of Common Stock the Company distributes to holders of its Common Stock.

Such increase shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution. In no event shall the Conversion Rate be decreased pursuant to the formula set forth above. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, for each $1,000 principal amount of Securities, at the same time and upon the same terms as holders of the Common Stock, the amount of cash such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the expiration date for such tender or exchange offer;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the expiration date for such tender or exchange offer;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration date for such tender or exchange offer (prior to giving effect to such tender or exchange offer);

OS’	=	the number of shares of Common Stock outstanding immediately after the expiration date for such tender or exchange offer (after giving effect to such tender or exchange offer); and

SP’	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the expiration date for such tender or exchange offer.

The increase to the Conversion Rate under this Section 10.06(e) shall be determined at the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the expiration date for such tender or exchange offer but will be given effect immediately prior to the open of business on the Trading Day next succeeding the expiration date for such tender or exchange offer; provided that (x) in respect of any conversion for which Physical Settlement is applicable during the ten (10) Trading Days immediately following, and including, the Trading Day next succeeding the expiration date for any such tender or exchange offer, references in this Section 10.06(e) to the tenth (10th) Trading Day or ten (10) Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date for such tender or exchange offer to, and including, the relevant Conversion Date for purposes of determining the Conversion Rate and (y) in respect of any conversion for which any other settlement method is applicable, for any Trading Day that falls within the relevant Cash Settlement Averaging Period for such conversion and within the ten (10) Trading Days immediately following, and including, the Trading Day next succeeding the expiration date for such tender or exchange offer, references in this Section 10.06(e) to the tenth (10th) Trading Day or ten (10) Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date for such tender or exchange offer to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day. In no event shall the Conversion Rate be decreased pursuant to the formula set forth above.

(f) Notwithstanding this Section 10.06 or any other provision of this Indenture or the Securities, if a Conversion Rate adjustment becomes effective on any Ex-Date, and a Holder that converts its Securities on or after such Ex-Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date as described under Section 10.02 based on an adjusted Conversion Rate for such Ex-Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 10.06, the Conversion Rate adjustment relating to such Ex-Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company may, from time to time and to the extent permitted by law and the continued listing requirements of The Nasdaq Global Select Market, increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days or any longer period as may be permitted or required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

(h) Notwithstanding this Section 10.06 or any other provision of this Indenture or the Securities, if any Conversion Rate adjustment becomes effective, or any Ex-Date for any issuance, dividend or distribution (relating to a required Conversion Rate adjustment) occurs, during the period beginning on, and including, the open of business on a Conversion Date and ending on, and including, the close of business on the last Trading Day of a related Cash Settlement Averaging Period (if the Company elects to satisfy the related conversion obligation by paying cash, in whole or in part, in respect thereof or if the Company has irrevocably elected Net Share Settlement pursuant to Section 10.02(B)), the Board of Directors shall make adjustments to the Conversion Rate and the amount of cash or number of shares of Common Stock issuable upon conversion of the Securities, as the case may be, as is be necessary or appropriate to effect the intent of this Section 10.06 and the other provisions of Article X and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this Section 10.06 shall apply in lieu of the adjustment or other term that would otherwise be applicable.

(i) All calculations under this Article X shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be. Adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th.

10.07 NO ADJUSTMENT.

Notwithstanding anything herein or in the Securities to the contrary, in no event shall the Conversion Rate be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities;

(ii) upon the issuance of any shares of Common Stock or restricted stock, restricted stock units, non-qualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Securities were first issued;

(iv) for accrued and unpaid interest, if any;

(v) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender or exchange offer of the nature described in Section 10.06; or

(vi) solely for a change in the par value of shares of Common Stock.

No adjustment in the Conversion Rate pursuant to Section 10.06 shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that (i) on December 31 of each year and (ii) if the Securities have been converted pursuant to Section 10.01, then, in each case, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 10.07 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate.

No adjustment to the Conversion Rate need be made pursuant to Section 10.06 for a transaction (other than for share splits or share combinations pursuant to Section 10.06(a)) if the Company makes provision for each Holder to participate in the transaction, at the same time and upon the same terms that holders of Common Stock participate in such transaction, without conversion, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Date or Effective Date, as applicable, of the transaction (without giving effect to any adjustment pursuant to Section 10.06 on account of such transaction), multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.

10.08 OTHER ADJUSTMENTS.

In the event that, as a result of an adjustment made pursuant to Section 10.06 hereof, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article X.

10.09 ADJUSTMENTS FOR TAX PURPOSES.

Except as prohibited by law, and subject to the continued listing requirements of The Nasdaq Global Select Market, the Company may (but is not obligated to) increase the Conversion Rate, in addition to those required by Section 10.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its stockholders shall not be taxable to the recipients thereof or in order to avoid or diminish any such taxation.

10.10 NOTICE OF ADJUSTMENT.

Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

10.11 NOTICE OF CERTAIN TRANSACTIONS.

In the event that:

(1) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

(2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.12, or

(3) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 10.11. The Company shall mail such notice at least ten (10) calendar days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 10.11.

10.12 EFFECT OF RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS, BINDING SHARE EXCHANGES OR SALES ON CONVERSION PRIVILEGE.

If the Company:

(i) reclassifies the Common Stock (other than a change only in par value or a change as a result of a subdivision or combination of Common Stock to which Section 10.06 applies);

(ii) is party to a consolidation, merger or binding share exchange; or

(iii) sells, transfers, leases, conveys or otherwise disposes of all or substantially all of the consolidated property or assets of the Company,

in each case, pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property (any such event, a “Merger Event”) then, if a Holder converts its Securities on or after the effective date of any such transaction, subject to the Company’s right to settle all or a portion of its conversion obligation with respect to such Securities by paying cash (other than solely cash in lieu of any fractional share) as set forth in Section 10.02(A) and the Company’s right to irrevocably elect Net Share Settlement as set forth in Section 10.02(B), the Securities shall be convertible into the same type (in the same proportions) of consideration received by holders of Common Stock in such Merger Event (“Reference Property”) and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(i) providing for such change in the right to convert the Securities; provided, however, that at and after the effective time of the Merger Event, (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Securities in accordance with Section 10.02 and (B)(I) any amount payable in cash upon conversion of the Securities in accordance with Section 10.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Section 10.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (III) the Volume-Weighted Average Price for purposes of the provisions of Section 10.02 shall be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such Merger Event.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Securities shall be convertible (or be used to calculate a Volume-Weighted Average Price ) shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (subject to any Make-Whole Applicable Increase pursuant to Section 10.15), multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy the conversion obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

If the Reference Property in respect of any Merger Event is composed, in whole or in part, of shares of common stock, the supplemental indenture referred to in the first sentence of this Section 10.12 shall provide for adjustments of the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article X (other than, in the case of any such Merger Event following the occurrence of a Make-Whole Fundamental Change in connection with which Holders were entitled to convert their Securities and receive a Make-Whole Applicable Increase pursuant to Section 10.15, an adjustment to the Conversion Rate of the kind set forth in Section 10.12 upon conversion in connection with any subsequent Make-Whole Fundamental Change). If, in the case of any

Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this Section 10.12 shall similarly apply to successive Merger Events.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 10.12.

None of the foregoing provisions shall affect the right of a Holder to convert its Securities into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.

In the event the Company shall execute a supplemental indenture pursuant to this Section 10.12, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of Reference Property receivable by Holders of the Securities upon the conversion of their Securities after any such Merger Event and any adjustment to be made with respect thereto.

10.13 CONVERSION AGENT AND TRUSTEE’S DISCLAIMER.

The Conversion Agent and Trustee have no duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10 hereof. The Conversion Agent and Trustee make no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Conversion Agent and Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article X.

The Conversion Agent and Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.12 hereof.

10.14 RIGHTS DISTRIBUTIONS PURSUANT TO STOCKHOLDERS’ RIGHTS PLANS.

Upon conversion of any Security or a portion thereof, the Company shall make provision such that the Holder thereof shall, to the extent such Holder is to receive shares of Common Stock upon such conversion, receive, in addition to, and concurrently with the delivery of, such shares of Common Stock upon conversion, the rights described in any stockholders’ rights plan(s) of the Company then in effect, unless the rights have separated from the Common Stock prior to the time of conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, Distributed Property as described in Section 10.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

10.15 INCREASED CONVERSION RATE APPLICABLE TO CERTAIN SECURITIES SURRENDERED IN CONNECTION WITH MAKE-WHOLE FUNDAMENTAL CHANGES OR DURING A REDEMPTION PERIOD.

(A) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article X, at any time (x) during the period (any such period occurring before the Maturity Date, a “Make-Whole Conversion Period”) from, and including, the effective date of a Make-Whole Fundamental Change (which effective date the Company shall disclose in the written notice and public announcement referred to in Section 10.15(E)) to, and including, the thirtieth (30th) Trading Day immediately following such effective date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Fundamental Change Repurchase Date corresponding to such Fundamental Change) or (y) during a Redemption Period, shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.15, otherwise apply to such Security pursuant to this Article X, plus an amount equal to the Make-Whole Applicable Increase.

(B) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the effective date and the Applicable Price of such Make-Whole Fundamental Change:

	Applicable Price
Effective Date/Redemption Notice Date	$4.51	$4.75	$5.25	$5.86	$6.25	$7.00	$7.62	$9.00	$11.00	$15.00	$20.00	$30.00	$50.00
May 13, 2021	51.1683	51.1683	51.1683	46.6177	41.5840	33.9371	29.0958	21.4311	14.7255	8.0900	4.4550	1.6050	0.0000
June 1, 2022	51.1683	51.1683	51.1683	42.7918	37.8096	30.3371	25.6850	18.4756	12.3827	6.6220	3.5995	1.2780	0.0000
June 1, 2023	51.1683	51.1683	47.9695	38.0171	33.0992	25.8671	21.4738	14.8967	9.6309	4.9893	2.6935	0.9523	0.0000
June 1, 2024	51.1683	51.1683	42.1543	32.0205	27.1552	20.2386	16.2244	10.5767	6.4809	3.2707	1.7910	0.6450	0.0000
June 1, 2025	51.1683	47.0316	34.2552	23.5819	18.7744	12.4800	9.2218	5.2922	3.0282	1.5747	0.9105	0.3373	0.0000
June 1, 2026	51.1683	39.9652	19.9151	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(i) if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) Applicable Prices listed in the table above under the row titled “Applicable Price,” or if the actual effective date of such Make-Whole Fundamental Change is between two effective dates or Redemption Notice Dates, as applicable, listed in the table above in the column immediately below the title “Effective Date/Redemption Notice Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such higher and lower Applicable Prices, or for such earlier and later effective dates or Redemption Notice Dates, as applicable, based on a three hundred and sixty five (365) day year, as applicable;

(ii) if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $50.00 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.15(B)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $4.51 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.15(B)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii) if an event occurs that requires, pursuant to Section 10.06, an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each Applicable Price set forth in the table above under the row titled “Applicable Price” shall be deemed to be adjusted so that such Applicable Price, at and after such time, shall be equal to the product of (1) such Applicable Price as in effect immediately before such adjustment to such Applicable Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article X, immediately after such adjustment to the Conversion Rate;

(iv) each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner, for the same events and at the same time as the Conversion Rate is to be adjusted pursuant to Section 10.06; and

(v) in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 10.15 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed 221.7294 shares per $1,000 principal amount (the “Maximum Conversion Rate”); provided, however, that the Maximum Conversion Rate shall be adjusted at the same time and in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 10.06.

(C) Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 10.01(B)(iii), the Company shall, at its option, satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock (together with cash in lieu of any fractional share) or a combination of cash and shares of

Common Stock (together with cash in lieu of any fractional share) in accordance with Section 10.02 and as subject to further adjustment as set forth in Section 10.12; provided, however, that if at the effective time of a Common Stock Change Make-Whole Fundamental Change the consideration for the Common Stock is comprised entirely of cash, for any conversion of Securities following the effective date of such Common Stock Change Make-Whole Fundamental Change, the conversion obligation shall be calculated based solely on the Applicable Price for the transaction and shall be deemed to be an amount of cash equal to, per $1,000 principal amount of converted Securities, the applicable Conversion Rate (including any Make-Whole Applicable Increase), multiplied by such Applicable Price. In such event, the cash due upon conversion shall be determined and paid to Holders in cash on the second (2nd) Business Day immediately following the Conversion Date.

(D) As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change or an Optional Redemption: (a) if such Make-Whole Fundamental Change constitutes a Common Stock Change Make-Whole Fundamental Change and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Common Stock Change Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Common Stock Change Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Common Stock Change Make-Whole Fundamental Change and (b) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change or such Optional Redemption shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding, and including, the effective date of such Make-Whole Fundamental Change or the related Redemption Notice Date, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex-Date of such event occurs, at any time during such five (5) consecutive Trading Days.

(E) No later than five (5) Business Days after the effective date of each Make-Whole Fundamental Change, the Company shall deliver to each Holder, in accordance with Section 13.01, written notice of, and shall publicly announce the effective date of such proposed Make-Whole Fundamental Change. Each such notice and announcement shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase). No later than the fifth (5th) Business Day immediately following the effective date of each Make-Whole Fundamental Change, the Company shall deliver, in accordance with Section 13.01, written notice of, and shall publicly announce such effective date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.

(F) For avoidance of doubt, the provisions of this Section 10.15 shall not affect or diminish the Company’s obligations, if any, pursuant to Article III with respect to a Make-Whole Fundamental Change that also constitutes a Fundamental Change.

(G) Nothing in this Section 10.15 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.06 in respect of a Make-Whole Fundamental Change.

(H) The Company shall not take any action that would result in adjustment of the Conversion Rate, pursuant to this Section 10.15, in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of the Common Stock.

(I) In the event that a Conversion Date occurs during both a Redemption Period and a Make-Whole Conversion Period, a Holder of any such Securities to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of (i) the applicable Redemption Notice Date and (ii) the effective date of the related Make-Whole Fundamental Change, and the later event shall be deemed not to have occurred for purposes of this Section 10.15.

XI. CONCERNING THE HOLDERS

11.01 ACTION BY HOLDERS.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article XII or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Securities, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

11.02 PROOF OF EXECUTION BY HOLDERS.

Subject to the provisions of Section 7.01, Section 7.02 and Section 12.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the security register of the Registrar or by a certificate of the Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 12.06.

11.03 PERSONS DEEMED ABSOLUTE OWNERS.

The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name a Security shall be registered upon the security register of the Registrar to be, and may treat it as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment or delivery of or on account of the principal of and (subject to Section 2.12 and Section 4.01) accrued and unpaid interest on such Security, for conversion of such Security and for all other purposes; and neither the Company nor the Trustee nor any authenticating agent nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon or consideration due upon conversion of any such Security. Notwithstanding anything to the contrary in this Indenture or the Securities following an Event of Default, any Holder of a beneficial interest in a Global Security may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Physical Security in accordance with the provisions of this Indenture.

XII. HOLDERS’ MEETINGS.

12.01 PURPOSE OF MEETINGS.

A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article XII for any of the following purposes:

(A) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VI;

(B) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VII;

(C) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

(D) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

12.02 CALL OF MEETINGS BY TRUSTEE.

The Trustee may at any time call a meeting of Holders to take any action specified in Section 12.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 11.01, shall be mailed to Holders of such Securities at their addresses as they shall appear on the security register of the Registrar. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

12.03 CALL OF MEETINGS BY COMPANY OR HOLDERS.

In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 12.01, by mailing notice thereof as provided in Section 12.02.

12.04 QUALIFICATIONS FOR VOTING.

To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Securities on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Securities on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

12.05 REGULATIONS.

Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 12.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 2.09, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by such Holder or proxyholder, as the case may be; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 12.02 or Section 12.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Securities represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

12.06 VOTING.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 12.02. The record shall show the principal amount of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

12.07 NO DELAY OF RIGHTS BY MEETING.

Nothing contained in this Article XII shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

XIII. MISCELLANEOUS

13.01 NOTICES.

Any notice or communication by the Company or the Trustee to the other shall be deemed to be duly given if made in writing and delivered:

(A) by hand (in which case such notice shall be effective upon delivery);

(B) by facsimile (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or

(C) by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service),

in each case to the recipient party’s address or facsimile number, as applicable, set forth in this Section 13.01. The Company or the Trustee by notice to the other may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Notwithstanding the foregoing, if Securities are held in global form, then notice to Holders shall be deemed to have been given if delivered in accordance with the applicable procedures of the Depositary.

All references in the Indenture to “mail,” deliver,” or “give” with respect to any notice or communication to a Holder will be deemed duly given if such notice or communication is delivered in accordance with this Section 13.01.

If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Securities Agent at the same time. If the Trustee or the Securities Agent is required, pursuant to the express terms of this Indenture or the Securities, to mail a notice or communication to Holders, the Trustee or the Securities Agent, as the case may be, shall also mail a copy of such notice or communication to the Company.

All notices or communications shall be in writing.

The Company’s address is:

Accuray Incorporated

1310 Chesapeake Terrace

Sunnyvale, CA 94089

Attention: General Counsel

Facsimile: (408) 716-3341

The Trustee’s address is:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street

Suite 700, Chicago, IL 60602

Attention: Corporate Unit

Facsimile: (312) 827-8522

13.02 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i) an Officer’s Certificate stating that, in the opinion of the signatories to such Officer’s Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each signatory to an Officer’s Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer’s Certificate or certificates of public officials as to factual matters if such signatory reasonably and in good faith believes in the accuracy of the document relied upon.

13.03 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

13.04 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c) as if this Indenture were qualified under the TIA.

13.05 RULES BY TRUSTEE AND AGENTS.

The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

13.06 LEGAL HOLIDAYS.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York. If a payment date (other than a Redemption Date) is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

A “Business Day” is a day other than a Legal Holiday.

13.07 DUPLICATE ORIGINALS.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile, PDF or other electronic means shall be effective as delivery of a manually executed counterpart thereof. Unless otherwise provided in this Indenture or in any Security, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Security or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or other electronic signature provider that the Company plans to use (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

13.08 GOVERNING LAW.

THIS INDENTURE AND THE SECURITIES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

THE COMPANY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.09 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

13.10 SUCCESSORS.

All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.

13.11 SEPARABILITY.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

13.12 TABLE OF CONTENTS, HEADINGS, ETC.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

13.13 CALCULATIONS IN RESPECT OF THE SECURITIES; ADJUSTMENT OF PRICES.

(A) The Company and its agents shall make all calculations under this Indenture and the Securities. These calculations include, but are not limited to, determinations of and adjustments to the Conversion Rate or Conversion Price and determinations of the Trading Price of the Securities, the Volume-Weighted Average Price, the Closing Sale Price of the Common Stock, the amount of cash and/or the number of shares or amount of Reference Property, if any, payable or issuable upon conversion of the Securities and amounts of interest payable on the Securities. The Company and its agents shall make all of these calculations in good faith, and, absent manifest error, such calculations shall be final and binding on all Holders. None of the Trustee, the Conversion Agent, the Security Registrar, the Bid Solicitation Agent or the Paying

Agent (in each case, if other than the Company) shall have any responsibility for making such calculations nor for monitoring the trading price of the Company’s Common Stock. The Company shall provide a copy of such calculations to each of the Trustee and the Conversion Agent (if other than the Trustee) as required hereunder, and, absent such manifest error, each of the Trustee and the Conversion Agent (if other than the Trustee) shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification. The Trustee shall forward the Company’s or the Company’s agent’s calculations to any Holder upon the request of that Holder at the Company’s sole cost and expense.

(B) Whenever any provision of this Indenture requires the Company to calculate the Closing Sale Prices, the Volume-Weighted Average Prices, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including the Cash Settlement Averaging Period and the Applicable Price for purposes of a Make-Whole Fundamental Change or Optional Redemption), the Board of Directors will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Effective Date, Ex-Date or expiration date (in the case of a tender or exchange offer) of the event occurs, at any time during the period when such Closing Sale Prices, Volume-Weighted Average Prices, Daily Conversion Values or Daily Settlement Amounts are to be calculated.

13.14 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS.

None of the Company’s past, present or future directors, officers, employees or stockholders, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities.

13.15 FORCE MAJEURE.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, any epidemic, pandemic or similar outbreaks of infectious disease, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

13.16 FOREIGN ACCOUNT TAX COMPLIANCE ACT (FATCA).

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law (and shall timely pay the amounts so withheld or deducted to the applicable government authority) for which the Trustee shall not have any liability. Each of the Company and the Trustee agrees to reasonably cooperate and, at the reasonable request of the other, to provide the other with such information as each may have in its possession that is necessary to enable the determination of whether any payments hereunder are subject to any withholding or deduction pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations or agreements thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

13.17 ELECTRONIC COMMUNICATION.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”), given pursuant to this Indenture and related documents and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Trustee understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from their reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Indenture Trustee, Paying Agent and Note Registrar, including without limitation the risk of the Indenture Trustee, Paying Agent or Note Registrar acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee or another method or system specified by the Trustee as available for use in connection with its services hereunder.

[The Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

ACCURAY INCORPORATED
By:	\s\ Shig Hamamatsu
	Name:	Shig Hamamatsu
	Title:	Senior Vice President, Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	\s\ Shannon Matthews
	Name:	Shannon Matthews
	Title:	Vice President

EXHIBIT A

[Face of Security]

ACCURAY INCORPORATED

Certificate No. _______

[INSERT PRIVATE PLACEMENT LEGEND (SECURITIES) AND GLOBAL SECURITY LEGEND AS REQUIRED]1

3.75% Convertible Senior Notes due 2026 (the “Securities”)

CUSIP No. [004397 AJ4]

Accuray Incorporated, a Delaware corporation (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [_________], or its registered assigns, the principal sum [of [___________] dollars ($[___________])]2 [as set forth in the “Schedule of Exchanges of Interests in the Global Security” attached hereto, which amount, taken together with the principal amounts of all other outstanding Securities, shall not, unless permitted by the Indenture, exceed one hundred million dollars ($100,000,000) in aggregate at any time, in accordance with the rules and procedures of the Depositary]3, on June 1, 2026, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: June 1 and December 1, with the first payment to be made on December 1, 2021.

Record Dates: May 15 and November 15.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

[1]

For Restricted Securities: At such time as the Company notifies the Trustee to remove the Security Private Placement Legend pursuant to Section 2.17 of the Indenture and all such conditions to the removal or deemed removal of the such legend (including the assignment of an unrestricted CUSIP number) have been met, the CUSIP number for this Security shall be deemed to be CUSIP No. [004397 AK1]. Additional Securities issued pursuant to Section 2.02 of the Indenture may have different CUSIP numbers.

[2]	This is included for Physical Securities.
[3]	This is included for Global Securities.

IN WITNESS WHEREOF, Accuray Incorporated has caused this instrument to be duly signed.

ACCURAY INCORPORATED
By:
Name:
Title:

Dated: ________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

Dated: __________________

[REVERSE OF SECURITY]

ACCURAY INCORPORATED

3.75% Convertible Senior Notes due 2026

1. Interest. Accuray Incorporated, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest, payable semi-annually in arrears, on June 1 and December 1 of each year, with the first payment to be made on December 1, 2021. Interest on the Securities shall accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, May 13, 2021, in each case to, but excluding, the next Interest Payment Date or Maturity Date, as the case may be. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities. In certain circumstances, Additional Interest shall be payable in accordance with Section 4.09(A), Section 4.09(B) and Section 6.02(B) of the Indenture and any reference to “interest” shall be deemed to include any such Additional Interest unless the context otherwise requires.

2. Maturity. The Securities shall mature on June 1, 2026, unless earlier repurchased, redeemed or converted.

3. Method of Payment. Except as provided in the Indenture (as defined below), the Company shall pay interest on the Securities to the Persons who are Holders of record of Securities at the close of business on the Record Date set forth on the face of this Security immediately preceding the applicable Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect the principal amount plus, if applicable, accrued and unpaid interest, if any, the Fundamental Change Repurchase Price or the Redemption Price, payable as herein provided on the Maturity Date, Fundamental Change Repurchase Date or Redemption Date, as applicable.

4. Paying Agent, Registrar, Bid Solicitation Agent, Conversion Agent and Custodian. Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) shall act as Paying Agent, Registrar, Conversion Agent and Custodian, and the Company shall act as Bid Solicitation Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without prior notice.

5. Indenture. The Company issued the Securities under an Indenture dated as of May 13, 2021 (the “Indenture”) between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”) as amended and in effect from time to time, to the extent the Indenture explicitly references provisions of the TIA. The Securities are subject to all terms set forth in the Indenture, and Holders are referred to the Indenture for a statement of such terms. The Securities are general unsubordinated obligations of the Company limited to $100,000,000, except as otherwise provided in the Indenture (and except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture. In the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

6. Optional Redemption; No Sinking Fund. The Securities shall be redeemable at the Company’s option on or after June 5, 2024 in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Securities.

7. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase for cash such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on the Fundamental Change Repurchase Date, at a price payable in cash equal to the Fundamental Change Repurchase Price.

8. Conversion.

Upon the occurrence of certain events and during certain periods, the Securities shall be convertible into cash, shares of Common Stock, or a combination thereof in accordance with Article X of the Indenture. To convert a Security, a Holder must satisfy the requirements of Section 10.02(A) of the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

Upon conversion of a Security, the Holder thereof shall be entitled to receive the cash, shares of Common Stock, or a combination thereof, payable or deliverable upon conversion in accordance with Article X of the Indenture, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and Article X of the Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change or during a Redemption Period shall be increased to an amount equal to the Conversion Rate that would, but for Section 10.15 of the Indenture, otherwise apply to such Security pursuant to Article X of the Indenture, plus an amount equal to the Make-Whole Applicable Increase.

9. Denominations, Transfer, Exchange. The Securities are in registered form, without interest coupons, in denominations of integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge that may be imposed in connection with certain transfers or exchanges as required by law or set forth in the Indenture. The Company, the Registrar or the Trustee, as the case may be, shall not be required to register the transfer of or exchange (i) any Security surrendered for conversion or, if a portion of any Security is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Security, or a portion of any Security, for which the Holder has delivered, and not validly withdrawn, a Purchase Notice in accordance with the Indenture, except with respect to the portion of any Security not being repurchased or (iii) any Security selected for redemption in accordance with Section 3.01 of the Indenture, except the unredeemed portion of any Security being redeemed in part.

10. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

11. Amendments, Supplements and Waivers. The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in certain other circumstances, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, to amend or supplement the Indenture or the Securities.

12. Defaults and Remedies. Subject to certain exceptions, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the principal of, and any accrued and unpaid interest on, all Securities to be due and payable immediately. If one of certain bankruptcy- and insolvency-related Events of Default occurs and is continuing with respect to the Company, the principal of, and accrued and unpaid interest on, all the Securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if certain conditions set forth in the Indenture are satisfied.

13. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

14. Authentication. This Security shall not be valid until authenticated by the manual, electronic or facsimile signature of the Trustee or an authenticating agent in accordance with the Indenture.

15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY SHALL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

Accuray Incorporated

1310 Chesapeake Terrace

Sunnyvale, California 94089

Attn: General Counsel

ATTACHMENT 1

FORM OF ASSIGNMENT

I or we assign to
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar.
Signature Guarantee:

In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1)	to Accuray Incorporated or any Subsidiary thereof; or

(2)	pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the “Securities Act”) (which is not expected to be available); or

(3)	to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act; or

(4)	pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available) or any other available exemption from the registration requirements of the Securities Act.

Unless one of the items (1) through (4) is checked, the Registrar shall refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (4) is checked, the Company, the transfer agent or the Registrar may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other evidence as the Registrar or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If item (3) is checked, the purchaser must complete the certification below.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee: ________________________________________________________________

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________________________________
NOTICE: To be executed by an executive officer

ATTACHMENT 2

FORM OF CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$__________________

If you want the stock certificate representing the Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:______________    Signature(s): __________________________________________________________

(Sign exactly as your name(s) appear(s) on the other side of this Security)
Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

ATTACHMENT 3

FORM OF PURCHASE NOTICE

Certificate No. of Security: ___________

If you want to elect to have this Security purchased by the Company pursuant to Section 3.02 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.02 of the Indenture, state the principal amount to be so purchased by the Company:

$ __________________________________

(in an integral multiple of $1,000)

Date:__________________	Signature(s): _______________________________
(Sign exactly as your name(s) appear(s) on the other side of this Security)
Signature(s) guaranteed by:	(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A4

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

Accuray Incorporated

3.75% Convertible Senior Notes due 2026

The initial principal amount of this Global Security is [•] DOLLARS ($[•]). The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[4]	This is included for Global Securities.

A-1

EXHIBIT B-1A

FORM OF PRIVATE PLACEMENT LEGEND (SECURITIES)

THIS SECURITY AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF ACCURAY INCORPORATED (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1A-1

EXHIBIT B-1B

FORM OF PRIVATE PLACEMENT LEGEND (COMMON STOCK)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF ACCURAY INCORPORATED (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1B-1

EXHIBIT B-2

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

B-2-1